                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

================================================================================
                                               Published CUSIP Number: 83426AAA7

                                CREDIT AGREEMENT

                          Dated as of February 27, 2004

                                      among

                                SOLO CUP COMPANY,

                                as the Borrower,

                        SOLO CUP INVESTMENT CORPORATION,

                             BANK OF AMERICA, N.A.,

                  as Administrative Agent and Swing Line Lender
                                       and
                                as an L/C Issuer,

                                       and

                         The Other Lenders Party Hereto,

        BANC OF AMERICA SECURITIES LLC and CITIGROUP GLOBAL MARKETS INC.,

             as Joint Lead Arrangers and Joint Bookrunning Managers,

                          CITICORP NORTH AMERICA, INC.,

                              as Syndication Agent,

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                   as Documentation Agent and as an L/C Issuer

================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01   Defined Terms ..........................................................2
1.02   Other Interpretive Provisions .........................................36
1.03   Accounting Terms ......................................................37
1.04   Rounding ..............................................................37
1.05   References to Agreements and Laws .....................................37
1.06   Times of Day ..........................................................37
1.07   Letter of Credit Amounts ..............................................38

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01   The Loans .............................................................38
2.02   Borrowings, Conversions and Continuations of Loans ....................38
2.03   Letters of Credit .....................................................40
2.04   Swing Line Loans ......................................................49
2.05   Prepayments ...........................................................51
2.06   Termination or Reduction of Commitments ...............................54
2.07   Repayment of Loans ....................................................55
2.08   Interest ..............................................................56
2.09   Fees ..................................................................57
2.10   Computation of Interest and Fees ......................................57
2.11   Evidence of Indebtedness ..............................................57
2.12   Payments Generally ....................................................58
2.13   Sharing of Payments ...................................................60

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01   Taxes .................................................................61
3.02   Illegality ............................................................62
3.03   Inability to Determine Rates ..........................................63
3.04   Increased Cost and Reduced Return; Capital Adequacy;
       Reserves on Eurodollar Rate Loans .....................................63
3.05   Compensation for Losses ...............................................65
3.06   Matters Applicable to All Requests for Compensation ...................65
3.07   Survival ..............................................................65
3.08   Replacement of Lenders ................................................65

                                  ARTICLE IV
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01   Conditions of Initial Credit Extension ................................66
4.02   Conditions to All Credit Extensions ...................................71

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01   Existence, Qualification and Power; Compliance with Laws ..............71
5.02   Authorization; No Contravention .......................................72
5.03   Governmental Authorization; Other Consents ............................72
5.04   Binding Effect ........................................................72
5.05   Financial Statements; No Material Adverse Effect ......................73
5.06   Litigation ............................................................74
5.07   No Default ............................................................74
5.08   Ownership of Property; Liens ..........................................74
5.09   Environmental Compliance ..............................................75
5.10   Insurance .............................................................76
5.11   Taxes .................................................................76
5.12   ERISA Compliance ......................................................76
5.13   Subsidiaries; Equity Interests ........................................77
5.14   Margin Regulations; Investment Company Act; Public
       Utility Holding Company Act ...........................................78
5.15   Disclosure ............................................................78
5.16   Compliance with Laws ..................................................78
5.17   Intellectual Property; Licenses, Etc...................................78
5.18   Solvency ..............................................................79
5.19   Casualty, Etc..........................................................79
5.20   Perfection, Etc........................................................79
5.21   Equity Obligations ....................................................79

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

6.01   Financial Statements ..................................................80
6.02   Certificates; Other Information .......................................81
6.03   Notices ...............................................................84
6.04   Payment of Obligations ................................................84
6.05   Preservation of Existence, Etc.........................................84
6.06   Maintenance of Properties .............................................85
6.07   Maintenance of Insurance ..............................................85
6.08   Compliance with Laws ..................................................85
6.09   Books and Records .....................................................85
6.10   Inspection Rights .....................................................85
6.11   Use of Proceeds .......................................................86
6.12   Covenant to Guarantee Obligations and Give Security ...................86
6.13   Compliance with Environmental Laws ....................................88

6.14   Preparation of Environmental Reports ..................................89
6.15   Further Assurances ....................................................89
6.16   Compliance with Terms of Leaseholds ...................................89
6.17   Interest Rate Hedging .................................................90
6.18   Conditions Subsequent to the Closing Date .............................90

                                   ARTICLE VII
                               NEGATIVE COVENANTS

7.01   Liens .................................................................93
7.02   Indebtedness ..........................................................95
7.03   Investments ...........................................................97
7.04   Fundamental Changes ...................................................99
7.05   Dispositions .........................................................100
7.06   Restricted Payments ..................................................101
7.07   Change in Nature of Business .........................................103
7.08   Transactions with Affiliates .........................................103
7.09   Burdensome Agreements ................................................104
7.10   Financial Covenants ..................................................105
7.11   Amendments of Organization Documents .................................106
7.12   Accounting Changes ...................................................106
7.13   Prepayments, Etc., of Indebtedness ...................................106
7.14   Amendment, Etc., of Preferred Equity Documents, Senior Subordinated
       Notes Documents and Documents Related to Qualified Preferred Stock
       and Permitted Refinancing Subordinated Indebtedness ..................106
7.15   Partnerships, Etc.....................................................107
7.16   Equity Interests of the Borrower .....................................107
7.17   Holding Company ......................................................107
7.18   Designated Senior Debt ...............................................108

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

8.01   Events of Default ....................................................108
8.02   Remedies upon Event of Default .......................................110
8.03   Application of Funds .................................................111

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

9.01   Appointment and Authorization of the Administrative Agent ............112
9.02   Delegation of Duties .................................................113
9.03   Liability of Agent-Related Person ....................................113
9.04   Reliance by Agents ...................................................114
9.05   Notice of Default ....................................................114
9.06   Credit Decision; Disclosure of Information by Agents .................114
9.07   Indemnification of Agents ............................................115

9.08   Administrative Agent in their Individual Capacities ..................116
9.09   Successor Administrative Agent .......................................116
9.10   Administrative Agent May File Proofs of Claim ........................117
9.11   Collateral and Guaranty Matters ......................................118
9.12   Other Agents; Arrangers and Managers .................................118
9.13   Supplemental Collateral Agent ........................................118

                                    ARTICLE X
                                 PARENT GUARANTY

10.01  Guaranty .............................................................119
10.02  Guaranty Absolute ....................................................120
10.03  Waivers and Acknowledgments ..........................................121
10.04  Subrogation ..........................................................122
10.05  Continuing Guaranty; Assignments .....................................123

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01  Amendments, Etc.......................................................123
11.02  Notices and Other Communications; Facsimile Copies ...................125
11.03  No Waiver; Cumulative Remedies .......................................126
11.04  Attorney Costs, Expenses and Taxes ...................................126
11.05  Indemnification by the Borrower ......................................127
11.06  Payments Set Aside ...................................................127
11.07  Successors and Assigns ...............................................128
11.08  Confidentiality ......................................................132
11.09  Setoff ...............................................................133
11.10  Interest Rate Limitation .............................................133
11.11  Counterparts .........................................................133
11.12  Integration ..........................................................133
11.13  Survival of Representations and Warranties ...........................134
11.14  Severability .........................................................134
11.15  Tax Forms ............................................................134
11.16  Governing Law ........................................................136
11.17  Waiver of Right to Trial by Jury .....................................137
11.18  Binding Effect .......................................................137
11.19  USA PATRIOT Act Notice ...............................................137

SIGNATURES...................................................................S-1

SCHEDULES
     I             Guarantors
     1.01          Consolidated Pro Forma EBITDA
     2.01          Commitments and Pro Rata Shares
     4.01(a)(xix)  Existing Secured Indebtedness
     4.01(a)(xx)   Existing Notes
     5.03          Certain Authorizations
     5.05          Supplement to Interim Financial Statements
     5.08(b)       Existing Liens
     5.08(c)       Owned Real Property and Owned Real Property Collateral
     5.08(d)       Real Property Leases, Real Property Subleases, Leased Real
                   Property Collateral, Material Real Property Subleases and
                   Collateral Access Leases
     5.08(f)       Existing Investments
     5.09          Environmental Assessments
     5.13          Subsidiaries and Other Equity Investments
     5.17          Intellectual Property Matters
     5.21          Outstanding Equity Obligations
     7.02          Existing Indebtedness
     11.02         Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

     FORM OF
     A             Committed Loan Notice
     B             Swing Line Loan Notice
     C-1           Term Note
     C-2           Revolving Credit Note
     D             Compliance Certificate
     E             Assignment and Assumption
     F             Subsidiary Guaranty
     G             Security Agreement
     H             Mortgage
     I-1           Opinion Matters - Counsel to Loan Parties
     I-2           Opinion Matters - Local Counsel to Loan Parties (Mortgages)
     I-3           Opinion Matters - Local Counsel to Loan Parties
                   (Mortgages/Corporate Matters)
     I-4           Opinion Matters - Perfection under Foreign Law

                                CREDIT AGREEMENT

          This CREDIT AGREEMENT ("AGREEMENT") is entered into as of February 27, 2004, among SOLO CUP COMPANY, a Delaware corporation (the "BORROWER"), SOLO CUP INVESTMENT CORPORATION, a Delaware corporation ("HOLDINGS"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), CITICORP NORTH AMERICA, INC., as Syndication Agent, HARRIS TRUST AND SAVINGS BANK, as Documentation Agent and as an L/C Issuer and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and as an L/C Issuer.

                             PRELIMINARY STATEMENTS:

          The Borrower was organized by Solo Cup Company, an Illinois corporation ("OLD SOLO CUP") to acquire control of SF Holdings Group, Inc., a Delaware corporation (the "COMPANY"), its Subsidiaries (as hereinafter defined) and three additional entities related to the Company. Pursuant to the Agreement and Plan of Merger, dated December 22, 2003 (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "MERGER AGREEMENT") by and among Old Solo Cup, Solo Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Old Solo Cup ("MERGER SUB") and the Company, Merger Sub has agreed to consummate a merger (the "MERGER") with the Company in which the Company will be the surviving corporation. The Merger Agreement also provides for the direct or indirect acquisition by Old Solo Cup of additional entities related to the Company (the "RELATED PURCHASE"). Prior to or at the time of the Merger, Old Solo Cup will be reorganized (the "REORGANIZATION") whereupon Old Solo Cup shall become a direct wholly owned Subsidiary of the Borrower.

          The Borrower has requested that (a) immediately upon the consummation of the Merger, the Related Purchase and the Reorganization and certain related transactions, the Lenders lend to the Borrower to pay to the holders of the Company Stock (as hereinafter defined) the cash consideration for their shares in the Merger, to pay transaction fees and expenses, and to refinance certain Indebtedness of the Company and its Subsidiaries and Old Solo Cup and its Subsidiaries and (b) from time to time, the Lenders lend to the Borrower and the L/C Issuers (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Borrower to provide a revolving credit facility for the Borrower and its Subsidiaries.

          The Borrower has requested that the Lenders provide a revolving credit facility, and a term loan facility, and the Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "ACCOUNTING CHANGE" means any change in GAAP or any other change in accounting principles required by the promulgation of any rule, regulation, pronouncement, interpretation or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission of the United States or any other regulatory body having jurisdiction.

          "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

          "AGENT-RELATED PERSONS" means the Agents, BAS, Citicorp North America, Inc. and Citigroup Global Markets Inc., together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGENTS" means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Supplemental Collateral Agent and any agent appointed pursuant to SECTION 9.01(c).

          "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

          "AGGREGATE CREDIT EXPOSURES" means, at any time, the sum of (i) the unused portion of the Revolving Credit Commitment then in effect, (ii) the unused portion of each Term Commitment then in effect and (iii) the Total Outstandings at such time.

          "AGGREGATE REVOLVING CREDIT COMMITMENTS" means the Revolving Credit Commitments of all of the Revolving Credit Lenders.

          "AGREEMENT" means this Credit Agreement.

          "APPLICABLE RATE" means a percentage per annum equal to:

          (a) with respect to Term Loans, (i) until the first Business Day immediately following the six month anniversary of the Closing Date, (A) for Eurodollar Rate Loans, 2.50% and (B) for Base Rate Loans, 1.50% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(b):

          Pricing           Consolidated Leverage          Eurodollar
           Level                    Ratio                     Rate           Base Rate
             1       LESS THAN OR EQUAL TO 3.75:1.00           2.25%           1.25%
             2       GREATER THAN 3.75:1.00                    2.50%           1.50%

          (b) with respect to Revolving Credit Loans, (i) until the first Business Day immediately following the six month anniversary of the Closing Date, (A) for Eurodollar Rate Loans, 2.75% and (B) for Base Rate Loans, 1.75% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(b):

                                                         Eurodollar
                                                          Rate and
          Pricing               Consolidated             Letters of
           Level               Leverage Ratio              Credit         Base Rate
             1          LESS THAN OR EQUAL TO 3.50:1.00     2.00%           1.00%
             2             GREATER THAN 3.50:1.00 but       2.25%           1.25%
                        LESS THAN OR EQUAL TO 4.00:1.00
             3             GREATER THAN 4.00:1.00 but       2.50%           1.50%
                        LESS THAN OR EQUAL TO 4.50:1.00
             4             GREATER THAN 4.50:1.00           2.75%           1.75%

          Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to SECTION 6.02(b); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 2 with respect to Term Loans and Pricing Level 4 with respect to Revolving Credit Loans shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such time as a Compliance Certificate is delivered, whereupon the Applicable Rate shall be based upon the Consolidated Leverage Ratio set forth in such Compliance Certificate.

          "APPROPRIATE LENDER" means, at any time, (a) with respect to the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to SECTION 2.03(a) and are outstanding, the Revolving

Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to SECTION 2.04(a), the Revolving Credit Lenders.

          "ARRANGERS" means each of Banc of America Securities LLC and Citigroup Global Markets Inc., in their capacity as joint lead arrangers and joint bookrunning managers.

          "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT E.

          "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

          "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease Obligation.

          "AUDITED FINANCIAL STATEMENTS" means, collectively, (a) the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended September 28, 2003, and (b) the audited consolidated balance sheet of Old Solo Cup and its Subsidiaries for the fiscal year ended December 31, 2002, and, in each case, the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal years of the Company and Old Solo Cup and their respective Subsidiaries, including the notes thereto.

          "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in SECTION 2.03(b)(iii).

          "AVAILABILITY PERIOD" means, in the case of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for such Facility, (ii) the date of termination of the Revolving Credit Commitments, pursuant to SECTION 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to SECTION 8.02.

          "AVERAGE CASH" means, (a) as of June 30, 2004, the sum of the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries (i) as of such date of determination, (ii) as of the last day of each of the 3 preceding fiscal months then ended and (iii) as of the Closing Date, divided by 5, (b) as of September 30, 2004, the sum of the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries (i) as of such date of determination, (ii) as of the last day of each of the 6 preceding fiscal months then ended and (iii) as of the Closing Date, divided by 8, (c) as of December 31, 2004, the sum of the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries (i) as of such date of determination, (ii) as of the last day of each of the 9 preceding fiscal months then ended and (iii) as of the Closing Date, divided by 11, and (d) as of each date of determination thereafter, the sum of the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries

(i) as of such date of determination and (ii) as of the last day of each of the 11 preceding fiscal months then ended, divided by 12.

          "AVERAGE TOTAL DEBT" means, as of any date of determination, the sum of (a) the aggregate outstanding principal amount of all Consolidated Funded Indebtedness (other than the Outstanding Amount of any Revolving Credit Loans, Swing Line Loans and L/C Borrowings) on such date and (b) the average daily Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Borrowings outstanding during the 365 days immediately prior to such date, MINUS Average Cash; PROVIDED that to the extent the Closing Date shall have occurred within such 365 day-period set forth in CLAUSE (b) above, the average referred to in CLAUSE (b) shall be the average of the amounts specified in CLAUSE (b) from the Closing Date to the date of determination.

          "BANK OF AMERICA" means Bank of America, N.A. and its successors.

          "BAS" means Banc of America Securities LLC and its successors.

          "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

          "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" or "BENEFICIALLY OWNED" shall have a corresponding meaning.

          "BORROWER" has the meaning specified in the introductory paragraph hereto.

          "BORROWING" means a Revolving Credit Borrowing, a Swing Line Borrowing or the Term Borrowing, as the context may require.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          "CAPITAL EXPENDITURE CARRYOVER AMOUNT" has the meaning specified in
SECTION 7.10(c).

          "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which are capitalized in accordance with GAAP) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all obligations of such Person under leases which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the Attributable Indebtedness amount thereof.

          "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders), which shall in all cases be subject to SECTION 2.03(g), including, without limitation, the grant of a security interest in such cash or deposit account balances. Derivatives of such term have corresponding meanings.

          "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than (i) Liens created under the Collateral Documents and (ii) normal and customary rights of setoff and contractual rights and indemnities in favor of any bank or other institution at which Cash Equivalents are held (in each case to the extent relating to amounts payable in connection with such Investments but excluding in any case any Liens securing Indebtedness),

          (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year;

          (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year and having a rating of at least A- from S&P or the equivalent thereof from another Recognized Rating Agency;

          (c) commercial paper in an aggregate amount of not more than $7,500,000 per issuer outstanding and maturing no more than 270 days from the date of creation thereof and having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (d) time deposits, certificates of deposit or bankers' acceptances maturing within one year and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States, any state thereof or an OECD country having a rating of at least A- from S&P or the equivalent thereof from another Recognized Rating Agency;

          (e) repurchase agreements with financial institutions organized under the laws of the United States, any state thereof or an OECD country having a rating of at least A- from S&P or the equivalent thereof from another Recognized Rating Agency;

          (f) Dollar denominated floating rate notes, foreign currency denominated floating rate notes and foreign indexed notes, in each case maturing within one year and having a rating of at least A or A-1 from S&P or the equivalent thereof from another Recognized Rating Agency;

          (g) auction rate notes maturing within one year and having a rating of at least A or A-1 from S&P or the equivalent thereof from another Recognized Rating Agency;

          (h) money market preferred funds maturing within one year and having a rating of at least AA from S&P or the equivalent thereof from another Recognized Rating Agency; and

          (i) money market funds maturing within one year after such date and having a rating of at least A- from S&P or the equivalent thereof from another Recognized Rating Agency; provided such investments are limited to $25,000,000 for each such fund and $100,000,000 in the aggregate for all such funds, such funds are open-end funds with total assets of more than $1,000,000,000 and an expressed goal of maintaining a net asset value of $1.00 per share and such funds limit their investments to the credit instruments allowed in this definition with average weighted maturity of less than 90 days.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "CFC FOREIGN SUBSIDIARY" means, with respect to any Loan Party, any direct or indirect Subsidiary of such Loan Party which is a Foreign Subsidiary and which is a "controlled foreign corporation" under Section 957 of the Code.

          "CHANGE OF CONTROL" means, an event or series of events by which:

          (a) the Principal Shareholders and the Co-Investors shall together cease to own and control legally and beneficially, either directly or indirectly, equity securities in Holdings representing 51% or more of the combined voting power of all of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account (i) all such equity securities that any Principal Shareholder or any Co-Investor has the right to acquire (whether or not such right is exercisable immediately or only after the passage of time) and (ii) any and all securities that are convertible into such equity securities); or

          (b) during any period of 12 consecutive months commencing on the Closing Date, a majority of the members of the board of directors or other equivalent governing body of Holdings or the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings or the Borrower, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such securities; or

          (d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or

          (e) any "CHANGE OF CONTROL" (or any similar term) as set forth in the Senior Subordinated Notes Indenture or in any other agreement evidencing Indebtedness for borrowed money in an amount in excess of the Threshold Amount shall have occurred.

          "CLOSING DATE" means the first date all the conditions precedent in
SECTION 4.01 are satisfied or waived in accordance with SECTION 11.01.

          "CLOSING DATE PRO FORMA ADJUSTED EBITDA" means the consolidated EBITDA of the Borrower and its Subsidiaries for the twelve months ended September 30, 2003 after giving effect to the Transaction and calculated in a manner consistent with GAAP and the financial information set forth in the calculation of "Pro Forma Adjusted EBITDA" set forth in offering memorandum with respect to the Senior Subordinated Notes.

          "CODE" means the Internal Revenue Code of 1986.

          "CO-INVESTORS" means, collectively, (a) Vestar Capital Partners IV, L.P., a Delaware limited partnership, (b) Vestar Cup Investment, LLC, a Delaware limited liability company, (c) Vestar Cup Investment II, LLC, a Delaware limited liability company, (d) any investment fund under common control or management with any of the Persons referred to in the immediately preceding clauses (a),
(b) and (c), (e) any controlling stockholder, general partner or controlling member of any of the Persons referred to in the immediately preceding clauses
(a), (b) and (c) and (f) any trust, corporation, limited liability company or other entity, the beneficiaries, stockholders, members, general partners or Persons who are Beneficial Owners of an 80% or more interest of which consist of any of the Persons referred to in the immediately preceding clauses (a), (b), (c), (d) and (e).

          "COLLATERAL" means all of the "COLLATERAL" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, other than the Excluded Property; PROVIDED that such Excluded Property shall become part of the Collateral if such Excluded Property shall not have been Disposed of by the Borrower or any of its Subsidiaries within 180 days after the Closing Date.

          "COLLATERAL ACCESS LEASE" means the Real Property Leases listed on
PART V of SCHEDULE 5.08(D) hereto and any New Collateral Access Lease that becomes Collateral after the Closing Date pursuant to SECTION 6.12.

          "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to
SECTION 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

          "COMMITTED CAPITAL EXPENDITURES" means, with respect to any fiscal year of the Borrower and its Subsidiaries, the capital expenditures listed as committed or planned for such fiscal year in the first Compliance Certificate delivered during such fiscal year in accordance with SECTION 6.02(b).

          "COMMITMENT" means a Term Commitment or a Revolving Credit Commitment, as the context may require.

          "COMMITMENT LETTER" means the Commitment Letter, dated December 22, 2003, by and among the Arrangers, BAS, Citigroup Global Markets Inc. and Old Solo Cup.

          "COMMITTED LOAN NOTICE" means a notice related to (a) the Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to
SECTION 2.02(a), which, if in writing, shall be substantially in the form of EXHIBIT A.

          "COMPANY STOCK" means the "COMMON STOCK" and the "PREFERRED STOCK", as such terms are defined in the Merger Agreement.

          "COMPENSATION PERIOD" has the meaning specified in SECTION
2.12(c)(ii).

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

          "CONSOLIDATED CASH INTEREST EXPENSE" means for the Borrower and its Subsidiaries, for any period, THE EXCESS OF (A) the sum of (i) interest expense (net of cash interest income) determined on a consolidated basis for such period in accordance with GAAP, plus (ii) to the extent incurred by the Borrower and its Subsidiaries in such period but not included in interest expense, without duplication, the sum of (x) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capitalized Lease Obligations that is treated as interest expense in accordance with GAAP and (y) any cash payments made during such period in respect of obligations referred to in CLAUSES (b) (iii), (iv) and
(v) below that were amortized or accrued in a previous period OVER (B) to the extent included in interest expense, the sum of (i) the amortization of any debt discounts and debt issuance costs, (ii) the amortization of fees in respect of Swap Contracts, (iii) pay-in-kind interest expense, (iv) net costs associated with swap or hedging obligations, (v) Preferred Equity dividends, (vi) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with debt incurred by such plan or trust, and (vii) the non-cash interest expense related to (x) litigation reserves, (y) reserves for exit activities, including closure of facilities and termination payments and (z) self-insurance reserves.

          "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense, (iv) all non-cash impairment charges (to the extent not captured in amortization), (v) all underfunded pension expenses to the extent constituting non-cash charges, (vi) other non-recurring expenses of the Borrower and its Subsidiaries which do not represent a cash item in such period or any future period, (vii) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Borrower and its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (viii) step up in inventory valuation as a result of purchase accounting for the Transaction, (ix) fees, expenses or charges related to the Transaction, (x) all non-cash expenses attributable to minority interests in Subsidiaries, (xi) Inventory Reduction Charges, (xii) for a period of thirty-six months after the Closing Date non-recurring cash expenses incurred with respect to the post-Merger integration of the Company and Old Solo Cup, in an aggregate amount not to exceed $30,000,000 for such thirty-six month period and (xiii) all other non-cash charges, and MINUS (b) all non-cash items increasing Consolidated Net Income for such period; it being expressly understood and agreed that, notwithstanding anything to the contrary set forth in this definition or in the definition of Consolidated Net Income, if any restructuring charges are taken or incurred by the Borrower or any of its Subsidiaries after the Closing Date (other than any such charges related to the post-Merger integration of the Company and Old Solo
Cup), same shall reduce Consolidated EBITDA, PROVIDED that such reductions to Consolidated EBITDA shall be made at the times, and to the extent, that cash amounts are paid in respect thereof.

          "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including, without limitation, with respect to the

Permitted Receivables Financings), (b) all purchase money Indebtedness, (c) all obligations in respect of the deferred purchase price of property acquired or services rendered (other than trade accounts payable in the ordinary course of business), (d) Attributable Indebtedness in respect of Capitalized Lease Obligations, (e) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Borrower or any Subsidiary, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

          "CONSOLIDATED INTEREST CHARGES" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest expense, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of property acquired or services rendered, in each case to the extent treated as interest expense in accordance with GAAP and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capitalized Lease Obligations that is treated as interest expense in accordance with GAAP.

          "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated EBITDA TO (b) Consolidated Cash Interest Expense, in each case, for the most recently completed Measurement Period.

          "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Average Total Debt as of such date TO (b) Consolidated EBITDA for the most recently completed Measurement Period.

          "CONSOLIDATED NET INCOME" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

          "CONSOLIDATED WORKING CAPITAL" at any time means Current Assets (but excluding therefrom all cash and Cash Equivalents) less Current Liabilities.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROL" has the meaning specified in the definition of "Affiliate."

          "CREDIT EXTENSION" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

          "CURRENT ASSETS" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

          "CURRENT LIABILITIES" means, with respect to any Person, all liabilities of such Person that, in accordance with GAAP, would be classified as current liabilities on the balance sheet of a company conducting a business the same as or similar to that of such Person, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

          "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          "DEFAULT RATE" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate PLUS
(ii) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (iii) 2.0% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2.0% per annum, and in each case to the fullest extent permitted by applicable Laws.

          "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including, without limitation, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. Derivatives of such terms have corresponding meanings.

          "DOCUMENTATION AGENT" means Harris Trust and Savings Bank, as documentation agent with respect to the Facilities

          "DOLLAR" and "$" mean lawful money of the United States.

          "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

          "ELIGIBLE ASSIGNEE" has the meaning specified in SECTION 11.07(g).

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, agency determinations, policies or guidances, grants, franchises, licenses, agreements or governmental restrictions, in each case, having the force and effect of law and now or hereafter in effect and as amended, including common law, relating to human health or safety, pollution, the protection of the environment or natural resources, or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) the actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the actual or alleged exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

          "EQUITY OBLIGATIONS" of any Person means all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

          "EURODOLLAR RATE" means for any Interest Period with respect to a Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

          "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

          "EXCESS CASH FLOW" means, for any period, the amount, if any, by which
(A) the sum of (i) Consolidated Net Income for such period, (ii) the decrease, if any, in Consolidated Working Capital from the first day to the last day of such period, (iii) any refund of taxes received during such period by Holdings or any of its Subsidiaries except to the extent that such refund constitutes an Extraordinary Receipt, (iv) the aggregate amount of Unfunded Committed Capital Expenditures for such period, and (v) without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash expenses attributable to minority interests in Subsidiaries, non-cash interest expense and net non-cash losses which were included in arriving at net income of the Borrower and its Subsidiaries for such period), exceeds (B) the sum, without duplication, of (i) an amount equal to the sum of Capital Expenditures spent during such period PLUS any Committed Capital Expenditures for the fiscal year following such period,
(ii) the amounts expended by Holdings and its Subsidiaries (other than any such amounts financed through the issuance of Indebtedness or Equity Interests) in respect of acquisitions permitted hereunder, (iii) the aggregate amount of permanent principal payments of Indebtedness of Holdings and its Subsidiaries, PROVIDED that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a scheduled repayment made pursuant to SECTION 2.07(a) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Credit Loans, only to the extent accompanied by a voluntary reduction to the Revolving Credit Commitment) during such period, (iv) the increase, if any, in Consolidated Working Capital from the first day to the last day of such period, (v) an amount of cash spent during such period with respect to expenses accrued on the Borrower's balance sheet in connection with the Transaction or an acquisition permitted hereunder including purchase accounting reserves, (vi) taxes paid by Holdings and its Subsidiaries during such period to the extent not deducted in determining Consolidated Net Income for such period, and including as a deduction under this clause (vi) any taxes payable by Holdings and its Subsidiaries in respect of such period even if such taxes are paid in a subsequent period, provided that if a deduction is made during any period for taxes payable in respect of, but not paid in, such period, then no deduction shall be made for such taxes (under this clause (vi) or under clause (v) above) in the period in which such taxes are paid, (vii) reductions in purchase accounting reserves or reductions in other long term liabilities on the balance sheet of Holdings or the Borrower on the Closing Date, (viii) the net amount of any cash generated by any Foreign Subsidiary during such period which cash remains in the possession, ownership or control of such Foreign Subsidiary to the extent such cash cannot be repatriated without adverse tax consequences or is otherwise necessary for the operations of such Foreign Subsidiary, (ix) the amount of all net non-cash gains (exclusive of items reflected in Consolidated Working Capital) included in arriving at net income of the Borrower and its Subsidiaries for such period and (x) gains or losses for such period from sales of assets other than sales in the ordinary course of business of the Borrower and its Subsidiaries; PROVIDED that for purposes of calculating changes in Consolidated Working Capital under this definition of "Excess Cash Flow" for the fiscal year ended December 31, 2004, the Consolidated Working Capital as of the first date of such period shall be deemed to be the Consolidated Working Capital reflected in the combined consolidated balance sheets of the Company and Old Solo Cup as of December 31, 2003.

          "EXCLUDED PROPERTY" means the British Aerospace 1982 HS-125-700A Aircraft N700NY, S/N NA 0299.

          "EXCLUDED SUBSIDIARY" means (1) Global Cup S.A. de C.V. and Servicios Tanairi S.A. de C.V., so long as any such entity is not a wholly-owned Subsidiary; (2) each Non-CFC Foreign Subsidiary as of the Closing Date, PROVIDED that no such Non-CFC Foreign Subsidiary shall be deemed to be an Excluded Subsidiary under this clause (2) at any time following the date that is 90 days after the Closing Date; (3) any CFC Foreign Subsidiary; (4) any Non-CFC Foreign Subsidiary of the Borrower that is designated as such by the Borrower in a written notice to the Administrative Agent, PROVIDED that the total assets of all Non-CFC Foreign Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (4), as reflected on their respective most recent balance sheets prepared in accordance with GAAP or other applicable generally accepted accounting standards, shall not in the aggregate at any time exceed $1,000,000; and (5) S Credit Corporation, an Illinois Corporation.

          "EXISTING FONDA NOTES" means the Series A and Series B 9 1/2% Senior Subordinated Notes due 2007 issued pursuant to the Existing Fonda Notes Indenture.

          "EXISTING FONDA NOTES INDENTURE" means the Indenture dated as of February 27, 1997 between The Fonda Group, Inc. and The Bank of New York, as trustee, as amended, supplemented or otherwise modified to the Closing Date.

          "EXISTING LETTERS OF CREDIT" means each of (i) that certain irrevocable standby letter of credit number HACH19889OS issued by Harris Trust and Savings Bank with face amount of $850,000 and expiry date of January 1, 2005 and (ii) that certain irrevocable standby letter of credit number HACH198820S issued by Harris Trust and Savings Bank with face amount of $1,500,000 and expiry date of June 30, 2004.

          "EXISTING NOTES" means each of the series of notes set forth on
SCHEDULE 4.01(a)(xx) hereto.

          "EXISTING SECURED INDEBTEDNESS" means any Indebtedness of the Company, Old Solo Cup and their respective Subsidiaries, evidenced by the agreements, documents and instruments set forth on SCHEDULE 4.01(A)(XIX) hereto, the repayment of which has been secured by the grant of a Lien on certain real or personal property of the Company, Old Solo Cup or their respective Subsidiaries.

          "EXISTING SWEETHEART NOTES" means the 9 1/2% Senior Secured Notes due 2007 issued pursuant to the Existing Sweetheart Notes Indenture.

          "EXISTING SWEETHEART NOTES INDENTURE" means the Indenture dated as of December 16, 2003 between Sweetheart Cup Company Inc. and Wells Fargo Bank Minnesota, National Association, as trustee, as amended, supplemented or otherwise modified to the Closing Date.

          "EXTRAORDINARY RECEIPT" means any cash (net of fees, expenses and taxes) in excess of $250,000 received by or paid to or for the account of any Person not in the ordinary course of business with respect to tax refunds in respect of periods prior to the Closing Date, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), and condemnation awards (and payments in lieu thereof); PROVIDED, HOWEVER, that an Extraordinary

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                                       17

Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received, so long as such application is made within twelve months after the occurrence of such damage or loss or such longer period as may be applicable if such repair or replacement requires more than twelve months to complete, PROVIDED that the repair or replacement has been promptly commenced and is being diligently pursued by or at the direction of Borrower or its applicable Subsidiary.

          "FACILITY" means the Term Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "FEE LETTER" means the letter agreement, dated December 22, 2003, among Old Solo Cup, the Administrative Agent, the Arrangers and Citicorp North America, Inc.

          "FIRST-TIER FOREIGN CFC SUBSIDIARY" has the meaning specified in
SECTION 6.14(b).

          "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in SECTION 5.12(d).

          "FOREIGN LENDER" means (i) any Lender that is not organized under the laws of the United States, any State thereof or the District of Columbia and
(ii) in the case of any Lender that is a wholly-owned domestic entity that is disregarded for United States Federal tax purposes under Treasury Regulations section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations section 1.1441-1(c)(2), such single owner.

          "FOREIGN PLAN" has the meaning specified in SECTION 5.12(d).

          "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "FRB" means the Board of Governors of the Federal Reserve System of the United States.

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                                       18

          "FUND" has the meaning specified in SECTION 11.07(g).

          "FUNDED DEBT" of any Person means Indebtedness in respect of the Credit Extensions, in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GRANTING LENDER" has the meaning specified in SECTION 11.07(h).

          "GUARANTEE" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "GUARANTEE" as a verb has a corresponding meaning. For purposes of this paragraph, the term "Indebtedness" shall include Equity Obligations, but notwithstanding the foregoing or anything else to the contrary contained herein, a Guarantee of Equity Obligations shall not constitute Indebtedness for any other purpose.

          "GUARANTEED OBLIGATIONS" has the meaning specified in SECTION 10.01.

          "GUARANTORS" means, collectively, Holdings and each of the Subsidiaries of the Borrower listed as of the date hereof on SCHEDULE I and each other Subsidiary of the Borrower that executes and delivers a guaranty or guaranty supplement pursuant to SECTION 6.12.

          "GUARANTY" means, collectively, the Parent Guaranty and the Subsidiary Guaranty.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to or defined under any Environmental Law.

          "HEDGE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

          "HOLDINGS" has the meaning specified in the introductory paragraph to this Agreement.

          "HOLDINGS LLC" means SCC Holding Company LLC, a Delaware limited liability company.

          "HONOR DATE" has the meaning specified in SECTION 2.03(c)(i).

          "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar written instruments;

          (b) the face amount of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments issued on behalf of such Person;

          (c) net settlement obligations (to the extent representing a payment obligation) of such Person under any Swap Contract to the extent not included in interest expense;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not outstanding for more than 120 days after the date of the applicable invoice with respect thereto);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under

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                                       20

     conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)     Capitalized Lease Obligations and Synthetic Lease Obligations;
     and

          (g) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of any Person at any date shall be, without duplication, (i) the outstanding balance at such date of all obligations of such Person as described above (other than any Guarantees), (ii) with respect to any Guarantees, the maximum liability in respect of such Guarantees at such date and (iii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject and to the extent such Indebtedness is otherwise non-recourse to such Person, the lesser of the fair market value at such date of the asset subject to such Lien and the amount of the Indebtedness secured.

          "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 11.05.

          "INDEMNITEES" has the meaning specified in SECTION 11.05.

          "INFORMATION" has the meaning specified in SECTION 11.08.

          "INFORMATION MEMORANDUM" means the information memorandum dated January 2004 used by the Arrangers in connection with the syndication of the Commitments.

          "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in SECTION 4.01(a)(iv).

          "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each May, August, November and February and the Maturity Date of the Facility under which such Loan was made.

          "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; PROVIDED that:

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                                       21

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

          "INVENTORY REDUCTION CHARGES" means, for a period of thirty-six months after the Closing Date, as of any date of determination, for the Borrower and its Subsidiaries, charges with respect to the under-absorption of fixed costs due to a reduction in average inventory contemplated to occur as part of the post-Merger integration of the Company and Old Solo Cup (such average inventory calculated based on the ending balance for each of the last 12 months (with the last such month being the last day of the applicable fiscal quarter in such thirty-six month period) and then compared with average inventory for the comparable period ending one year earlier), PROVIDED, that such Inventory Reduction Charges shall be equal to $0.20 for each Dollar of inventory reduction, but not to exceed $15,000,000 in any twelve-month period and $30,000,00 in the aggregate, and PROVIDED, FURTHER, that, in connection with any fiscal quarter ended during such thirty-six month period, a Responsible Officer of the Borrower shall provide a calculation to be set forth in the Compliance Certificate to be delivered in accordance with SECTION 6.02(b) with respect to such fiscal quarter, in reasonable detail, of the Inventory Reduction Charges for the fiscal quarter then ended.

          "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (g) of the definition of "Indebtedness" set forth in this SECTION 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "IP RIGHTS" has the meaning specified in SECTION 5.17.

          "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in
SECTION 1(g)(vi) of the Security Agreement.

          "IRS" means the United States Internal Revenue Service.

          "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practices (or such later version thereof as may be in effect at the time of issuance).

          "ISSUER DOCUMENTS" means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower or in favor of any L/C Issuer and relating to any such Letter of Credit.

          "JAPANESE RECEIVABLES PROGRAM" means the factoring of notes receivable in the ordinary course of business by any Subsidiary that is organized under the laws of Japan; PROVIDED, that the aggregate face amount with respect to such receivables shall not exceed, at any one time, in the aggregate $10,000,000.

          "LAWS" means, (i) collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof and, (ii) solely for purposes of SECTION 3.04, shall include all applicable administrative orders, directed duties, requests, guidelines, licenses, authorizations, and permits of, and agreements with any Governmental Authority, in each case, under this CLAUSE (ii), whether or not having the force of the law.

          "L/C ADVANCE" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

          "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

          "L/C ISSUER" means each of Bank of America and Harris Trust and Savings Bank, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

          "LEASED REAL PROPERTY" means each parcel of real property leased or subleased by any Loan Party or any of its Subsidiaries pursuant to any Real Property Lease.

          "LEASED REAL PROPERTY COLLATERAL" means the leasehold interests of any Loan Party or any of its Subsidiaries under the Real Property Leases listed on
PART III of SCHEDULE 5.08(D) hereto and any New Material Lease that becomes Collateral after the Closing Date pursuant to SECTION 6.12.

          "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuers and the Swing Line Lender.

          "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

          "LETTER OF CREDIT" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

          "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

          "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

          "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.03(i).

          "LETTER OF CREDIT SUBLIMIT" means an amount equal to $40,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

          "LOAN" means an extension of credit by a Lender to the Borrower under
ARTICLE II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

          "LOAN DOCUMENTS" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter and (vi) each Issuer Document and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Issuer Document, (vi) the Fee Letter and (vii) each Secured Hedge Agreement.

          "LOAN PARTIES" means, collectively, the Borrower and each Guarantor.

          "LOCAL LAW PERFECTION DOCUMENTS" has the meaning specified in SECTION 6.14(b).

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole;
(b) a material adverse effect upon the rights and remedies of the Administrative Agent or any Lender under any Loan Document; (c) an adverse effect upon the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (d) an adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

          "MATERIAL REAL PROPERTY SUBLEASES" means the Real Property Subleases listed on PART IV of SCHEDULE 5.08(d) hereto.

          "MATURITY DATE" means (a) with respect to the Revolving Credit Facility, the earlier of (i) February 27, 2010 and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to SECTION 2.06 or 8.02, and (b) with respect to the Term Facility, the earlier of (i) February 27, 2011 and (ii) the date of termination in whole of the commitments or the declaration of the Term Loans to be due and payable or acceleration of the Term Loans pursuant to
SECTION 8.02.

          "MAXIMUM RATE" has the meaning specified in SECTION 11.10.

          "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date or, if less than four consecutive fiscal quarters of the Borrower have been completed since the Closing Date, the fiscal quarters of the Borrower that have been completed since the Closing Date; PROVIDED that, (i) (a) for purposes of determining an amount of any item included in the calculation of Consolidated Cash Interest Expense for the fiscal quarter ended June 30, 2004, such amount for the Measurement Period then ended shall equal such item for the fiscal quarter then ended multiplied by four; (b) for purposes of determining an amount of any item included in the calculation of Consolidated Cash Interest Expense for the fiscal quarter ended September 30, 2004, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) for purposes of determining an amount of any item included in the calculation of Consolidated Cash Interest Expense for the fiscal quarter ended December 31, 2004, such amount for the Measurement Period then ended shall equal such item for three fiscal quarters then ended multiplied by 4/3; and (ii) (a) for purposes of determining Consolidated EBITDA for the fiscal quarter ended June 30, 2004, such amount for the Measurement Period then ended shall equal the sum of (i) the consolidated pro forma EBITDA of the Borrower and its Subsidiaries for the fiscal quarters ended September 30, 2003 and December 31, 2003 (after giving effect to the Transaction and the allocation of synergies as the computation thereof is set forth on SCHEDULE 1.01), (ii) the consolidated pro forma EBITDA of the Borrower and its Subsidiaries for the months ended January 31, 2004 and February 29, 2004 (after giving effect to the Transaction and the allocation of synergies as the computation thereof is set forth on SCHEDULE 1.01), (iii) the Consolidated EBITDA for the month ended March 31, 2004 and (iv) Consolidated EBITDA for the fiscal quarter ended June 30, 2004; (b) for purposes of determining Consolidated EBITDA for the fiscal quarter ended September 30, 2004, such amount for the Measurement Period then ended shall equal the sum of (i) the consolidated pro forma EBITDA of the Borrower and its Subsidiaries for the fiscal quarter ended December 31, 2003 (after giving effect to the Transaction and the allocation of synergies as the computation thereof is set forth on
SCHEDULE 1.01), (ii) the consolidated pro forma EBITDA of the Borrower and its Subsidiaries for the months ended January 31, 2004 and February 29, 2004 (after giving effect to the Transaction and the allocation of synergies as the computation thereof is set forth on SCHEDULE 1.01), (iii) the Consolidated EBITDA for the month ended March 31, 2004 and (iv) Consolidated EBITDA for the fiscal quarters ended June 30, 2004 and September 30, 2004; and (c) for purposes of determining Consolidated EBITDA for the fiscal quarter ended December 31, 2004, such amount for the Measurement Period then ended shall equal the sum of
(i) the consolidated pro forma EBITDA of the Borrower and its Subsidiaries for the months ended January 31, 2004 and February 29, 2004 (after giving effect to the Transaction and the allocation of synergies as the computation thereof is set forth on SCHEDULE 1.01), (ii) the Consolidated EBITDA for the month ended March 31, 2004 and (iii) Consolidated EBITDA for the fiscal quarters ended June 30, 2004, September 30, 2004 and December 31, 2004.

          "MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

          "MERGER AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

          "MERGER SUB" has the meaning specified in the Preliminary Statements to this Agreement.

          "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

          "MORTGAGE" has the meaning specified in SECTION 6.18.

          "MORTGAGE POLICY" has the meaning specified in SECTION 6.18(a)(ii).

          "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          "NET CASH PROCEEDS" means:

          (a) with respect to any Disposition by Holdings or any of its Subsidiaries, or any Extraordinary Receipt received by or paid to the account of any such Persons, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) and not required to be returned or reimbursed pursuant to then applicable contract terms thereof over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by Holdings or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two

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                                       26

     years of the date of the relevant transaction as a result of any income or gain recognized in connection therewith; and

          (b) with respect to the sale of any capital stock or other Equity Interest by Holdings or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by Holdings or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting and brokerage discounts and commissions, taxes and other out-of-pocket fees and expenses, incurred by Holdings or such Subsidiary in connection with such transaction.

          "NEW COLLATERAL ACCESS LEASE" has the meaning specified in SECTION
6.12.

          "NEW MATERIAL LEASE" has the meaning specified in SECTION 6.12.

          "NEW OWNED PROPERTY" has the meaning specified in SECTION 6.12.

          "NON-CFC FOREIGN SUBSIDIARY" means, with respect to any Loan Party, any direct or indirect Subsidiary of such Loan Party that is (i) not a Domestic Subsidiary and (ii) not a "controlled foreign corporation" under Section 957 of the Code.

          "NONRENEWAL NOTICE DATE" has the meaning specified in SECTION 2.03(b)(iii).

          "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

          "NPL" means the National Priorities List under CERCLA.

          "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include
(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OLD SOLO CUP" has the meaning specified in the Preliminary Statements to this Agreement.

          "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "OTHER TAXES" has the meaning specified in SECTION 3.01(b).

          "OUTSTANDING AMOUNT" means (i) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "OWNED REAL PROPERTY" means all real property owned by any Loan Party or any of its Subsidiaries from time to time.

          "OWNED REAL PROPERTY COLLATERAL" means all Owned Real Property listed on PART II of SCHEDULE 5.08(c) and any New Owned Property that becomes Collateral after the Closing Date pursuant to SECTION 6.12.

          "PANAMANIAN RECEIVABLES PROGRAM" means the sale by any Loan Party to any Subsidiary organized under the laws of Panama, of trade receivables in the ordinary course of business and owing by foreign obligors; PROVIDED, that the aggregate face amount with respect to such receivables shall not exceed, at any one time, in the aggregate $2,500,000.

          "PARENT GUARANTY" means the Guarantee made by Holdings in favor of the Administrative Agent on behalf of the Lenders pursuant to Article X hereof.

          "PARTICIPANT" has the meaning specified in SECTION 11.07(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

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                                       28

          "PERMITTED REFINANCING SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness incurred by the Borrower or any of the Loan Parties which is subordinated to all Obligations hereunder and any other obligations secured pursuant to the Collateral Documents in a manner which, in the reasonable judgment of the Administrative Agent, is for such Indebtedness no less favorable from the standpoint of the Obligations as such other obligations, so long as (i) such Indebtedness shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the date occurring one year after the then latest Maturity Date,
(ii) the weighted average interest rate for such Indebtedness shall not exceed 10% per annum and (iii) the terms governing any such Indebtedness shall not contain any provision (including, without limitation, covenants, mandatory redemptions or offers to purchase or prepay, defaults, remedies and subordination provisions) which, in the reasonable judgment of the Administrative Agent or the Required Lenders, is more restrictive or less favorable, as applicable, in any material respect, than the provisions in the Senior Subordinated Note Documents. Nothing contained in this definition shall require the Administrative Agent to make any determination with respect to the foregoing matters, and if the Administrative Agent shall elect to not make any such determination, the Required Lenders shall do so upon request by the Borrower.

          "PERMITTED RECEIVABLES FINANCINGS" means, collectively, the Japanese Receivables Program and the Panamanian Receivables Program.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          "PLEDGED DEBT" has the meaning specified in SECTION 1(d)(iv) of the Security Agreement.

          "PLEDGED EQUITY" has the meaning specified in SECTION 1(d)(iii) of the Security Agreement.

          "PREFERRED EQUITY" means (i) the convertible participating preferred stock of Holdings and (ii) the redeemable preferred stock of Holdings, in each case issued pursuant to the Preferred Equity Documents.

          "PREFERRED EQUITY CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations with respect to certain Preferred Equity, as adopted by the Board of Directors of Holdings on February 27, 2004.

          "PREFERRED EQUITY DOCUMENTS" means the Preferred Equity Certificate of Designations, the Redeemable Preferred Equity Certificate of Designations, the Preferred Equity Stock Purchase Agreement, the Stockholders' Agreement and the 2004 Management Investment and Compensation Incentive Plan, and all other agreements, instruments and other documents pursuant to which the Preferred Equity has been or will be issued or otherwise setting forth the terms of the Preferred Equity, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.

          "PREFERRED EQUITY STOCK PURCHASE AGREEMENT" means the Convertible Participating Preferred Stock Purchase Agreement, dated as of February 27, 2004, by and among Holdings, Vestar Capital Partners IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company and Vestar Cup Investment II, LLC, a Delaware limited liability company.

          "PRINCIPAL SHAREHOLDERS" (a) means each of John F. Hulseman or Robert
L. Hulseman, and (b) with respect to each of the foregoing, (i) his spouse, (ii) his descendants and any member of his immediate family, including in each case stepchildren and family members by adoption, (iii) his heirs at law and his estate and the beneficiaries thereof, (iv) any charitable foundation created by John F. Hulseman or Robert L. Hulseman, as applicable, and (v) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, general partners, owners or Persons Beneficially Owning a majority of the interests of which consist of John F. Hulseman or Robert L. Hulseman, as applicable, and/or one or more of the Persons referred to in the immediately preceding clauses (i) through (iv); PROVIDED that any Person in the immediately preceding clauses (i) through (v) shall only be deemed to be a Principal Shareholder to the extent that such Person's equity securities of Holdings entitled to vote were received from John F. Hulseman, Robert L. Hulseman or any Person referred to in the immediately preceding clauses (i), (ii) or (iii).

          "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment(s) of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; PROVIDED that if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to SECTION 2.06 or SECTION 8.02, as applicable, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          "QUALIFIED PREFERRED STOCK" means capital stock of Holdings that (a) is entitled to a preference or priority over any other capital stock issued by Holdings upon any distribution of Holdings' assets, whether by dividend or upon liquidation, (b) by its terms is not redeemable (as defined below) in whole or in part on any date which is earlier than the date occurring one year after the then latest Maturity Date, (c) does not provide for payment of any cash dividends or any other cash payments, including sinking fund payments (except on the same terms as those applicable to the Preferred Equity as of the date hereof) and (d) does not contain any provision (including, without limitation, covenants, mandatory redemptions or offers to purchase or prepay, defaults and remedies) which, in the reasonable judgment of the Administrative Agent or the Required Lenders, is more restrictive or less favorable, as applicable, in any material respect, than the provisions in the Preferred Equity Documents as in effect on the Closing Date. As used

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                                       30

herein, the term "redeemable" means, with respect to any capital stock, that the issuer has undertaken to redeem or repurchase the same (other than by an exchange for other Qualified Preferred Stock or common stock) at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of any event or condition, or that such capital stock is redeemable for any reason at the option of the holder. Nothing contained in this definition shall require the Administrative Agent to make any determination with respect to the foregoing matters, and if the Administrative Agent shall elect to not make any such determination, the Required Lenders shall do so upon request of the Borrower.

          "REAL PROPERTY COLLATERAL" means the Owned Real Property Collateral and the Leased Real Property Collateral.

          "REAL PROPERTY LEASES" means all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee from time to time.

          "REAL PROPERTY SUBLEASES" means all leases of real property under which any Loan Party or any of its Subsidiaries is the lessor or sublessor from time to time.

          "RECOGNIZED RATING AGENCY" means S&P, Moody's or another U.S. nationally recognized or internationally recognized rating agency.

          "REDEEMABLE PREFERRED EQUITY CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations with respect to certain Preferred Equity, as adopted by the Board of Directors of Holdings on February 27, 2004

          "REDUCTION AMOUNT" has the meaning specified in SECTION 2.05(b)(viii).

          "REGISTER" has the meaning specified in SECTION 11.07(c).

          "RELATED DOCUMENTS" means the Merger Agreement, the documents effecting the Reorganization and the Preferred Equity Documents.

          "RELATED PURCHASE" has the meaning specified in the Preliminary Statements to this Agreement.

          "REORGANIZATION" has the meaning specified in the Preliminary Statements to this Agreement.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

          "REQUIRED LENDERS" means, as of any date of determination, more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk

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                                       31

participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; PROVIDED that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief operating officer, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Holdings' or any of its Subsidiaries' stockholders, partners or members (or the equivalent Persons thereof), or any option, warrant or other right to acquire any such capital stock or other Equity Interest of Holdings or any of its Subsidiaries.

          "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to SECTION 2.01(b).

          "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to SECTION 2.01(b), (b) purchase participations in L/C Obligations, and
(c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

          "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

          "REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

          "REVOLVING CREDIT LOAN" has the meaning specified in SECTION 2.01(b).

          "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of EXHIBIT C-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

          "SALE/LEASEBACK TRANSACTION" has the meaning specified in SECTION 4.01(a)(xxi).

          "SCC HOLDING MANAGEMENT AGREEMENT" means the Management Agreement, dated as of February 27, 2004 and entered into by and among the Borrower, Holdings and Holdings LLC.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          "SECURED HEDGE AGREEMENT" means any interest rate or foreign currency Swap Contract required or permitted under ARTICLE VI or VII that is entered into by and between the Borrower and any Hedge Bank.

          "SECURED OBLIGATIONS" has the meaning specified in SECTION 2 of the Security Agreement.

          "SECURED PARTIES" means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to SECTION 9.01(c) and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

          "SECURITY AGREEMENT" has the meaning specified in SECTION
4.01(a)(iii).

          "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in SECTION 25(b) of the Security Agreement.

          "SENIOR SUBORDINATED NOTES" means the 8 1/2% unsecured subordinated notes of the Borrower due February 15, 2014 in an aggregate principal amount of $325,000,000 issued and sold on the Closing Date pursuant to the Senior Subordinated Notes Indenture.

          "SENIOR SUBORDINATED NOTES DOCUMENTS" means the Senior Subordinated Notes Indenture, the Senior Subordinated Notes and all other agreements, instruments and other documents pursuant to which the Senior Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Senior Subordinated Notes, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.

          "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of the Closing Date by and among U.S. Bank National Association, as trustee, the Borrower and the Subsidiary Guarantors, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "SIGNIFICANT SUBSIDIARY" means at any time, a Subsidiary of the Borrower having assets in an amount equal to at least 2% of the amount of total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or revenues or net income in an amount equal to at least 2% of the amount of total consolidated revenues or net income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the aggregate fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning specified in SECTION 11.07(h).

          "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of February 27, 2004, by and among Holdings, Vestar Capital Partners IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company, Vestar Cup Investment II, LLC, a Delaware limited liability company and certain members of management of Holdings.

          "STOCKHOLDERS' REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of February 27, 2004, by and among Holdings LLC, Vestar Capital Partners IV, L.P., a Delaware limited partnership, Holdings and the other parties thereto.

          "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "SUBSIDIARY" or to "SUBSIDIARIES" shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SUBSIDIARY GUARANTORS" means, collectively, the Subsidiaries of the Borrower that are Guarantors.

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                                       34

          "SUBSIDIARY GUARANTY" means, collectively, the Guarantee made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F, together with each other guaranty and guaranty supplement delivered pursuant to SECTION 6.12.

          "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in SECTION 9.13.

          "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.04.

          "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to SECTION 2.04.

          "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

          "SWING LINE LOAN" has the meaning specified in SECTION 2.04(a).

          "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.04(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

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                                       35

          "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility Commitments.

          "SYNDICATION AGENT" means Citicorp North America, Inc., as syndication agent with respect to the Facilities.

          "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment).

          "TAXES" has the meaning specified in SECTION 3.01(a).

          "TERM BORROWING" means the borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to SECTION 2.01(a).

          "TERM COMMITMENT" means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to SECTION 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Term Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

          "TERM FACILITY" means, at any time, the aggregate Term Loans of all Lenders at such time.

          "TERM LOAN" means an advance made by any Term Lender under the Term Facility.

          "TERM LENDER" means, at any time, any Lender that has a Term Commitment at such time.

          "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of EXHIBIT C-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

          "THRESHOLD AMOUNT" means $12,500,000.

          "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

          "TRANSACTION" means, collectively, (a) the organization of the Borrower and the issuance of all of the Equity Interests therein to Holdings,
(b) the consummation of the Merger, the Related Purchase and the Reorganization,
(c) the issuance and sale of the Senior

Subordinated Notes, (d) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents, the Senior Subordinated Notes Documents and the Related Documents to which they are or are intended to be a party, (e) the refinancing of certain outstanding Indebtedness of Old Solo Cup and its Subsidiaries and the termination of all commitments thereunder and the refinancing of certain outstanding Indebtedness of the Company and its Subsidiaries and the termination of all commitments thereunder, (f) the organization of Holdings and the issuance by Holdings of common equity to Holdings LLC and the Preferred Equity to Vestar Capital Partners IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company and Vestar Cup Investment II, LLC, a Delaware limited liability company and (g) the payment of the fees and expenses incurred in connection with the consummation of the foregoing, including without limitation, the costs of all Mortgage Policies delivered under the Loan Documents.

          "TREASURY REGULATIONS" means the final and temporary (but not proposed) income tax regulations promulgated under the Code.

          "TYPE" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC COLLATERAL" has the meaning specified in SECTION 5.20.

          "UNFUNDED COMMITTED CAPITAL EXPENDITURES" means, for any period, the amount of any Committed Capital Expenditures for such period that was not paid in cash during such period.

          "UNITED STATES" and "U.S." mean the United States of America.

          "UNREIMBURSED AMOUNT" has the meaning specified in SECTION 2.03(c)(i).

          "VESTAR MANAGEMENT AGREEMENT" means the Management Agreement, dated as of February 27, 2004, by and among Holdings, the Borrower and Vestar Capital Partners, a New York general partnership.

          1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii)   The term "INCLUDING" is by way of example and not limitation.

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                                       37

          (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including the financial covenants set forth in SECTION 7.10) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein.

          (b) Notwithstanding SECTION 1.03(a) above, if at any time any Accounting Change would affect the computation of the financial covenants set forth in SECTION 7.10, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such financial covenant to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Required Lenders); PROVIDED that, until so amended, (i) such financial covenant shall continue to be computed in the manner computed prior to such Accounting Change and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenant made before and after giving effect to such Accounting Change.

          1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to SECTION 7.10 shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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                                       38

          1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01    THE LOANS.

          (a) THE TERM BORROWING. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (consisting of a Term Loan) in an amount equal to its Pro Rata Share of the Term Facility to the Borrower on the Closing Date. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Pro Rata Share of the Term Facility. Amounts borrowed under this
SECTION 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          (b) THE REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "REVOLVING CREDIT LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.01(b), prepay under SECTION 2.05, and reborrow under this SECTION 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          2.02    BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

          (a) The Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice (except as provided in SECTION 3.03) to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of

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                                       39

Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.03(c) and 2.04(C) or in the case of a Borrowing of the then entire unborrowed amount of the Revolving Credit Commitment if less than $500,000, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting the Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in SECTION 2.02(a). In the case of the Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied FIRST to the payment in full of any such L/C Borrowings, and SECOND to the Borrower as provided above.

          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon

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                                       40

determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to the Term Borrowing, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect.

          (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          (g) Anything in this SECTION 2.02 to the contrary notwithstanding, the Borrower may not select (i) Eurodollar Rate Loans for the initial Credit Extension hereunder or (ii) Interest Periods for Eurodollar Rate Loans that have a duration of more than one month during the period from the date hereof to May 27, 2004 (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders).

          2.03    LETTERS OF CREDIT.

          (a)     THE LETTER OF CREDIT COMMITMENT.

          (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this SECTION 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with SECTION 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; PROVIDED that the L/C Issuers shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that (i) the Outstanding Amount of all Revolving Credit Loans, PLUS the Outstanding Amount of all L/C Obligations, PLUS the Outstanding Amount of all Swing Line Loans will not exceed the Aggregate Revolving Credit Commitments and (ii) the Outstanding Amount of all L/C Obligations will not exceed the

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                                       41

     Letter of Credit Sublimit, in each case after giving effect to such issuance or amendment of such Letter of Credit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                  (B) subject to SECTION 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date or unless such Letter of Credit has been Cash Collateralized to the satisfaction of the Administrative Agent and such L/C Issuer in their sole discretion, and the applicable L/C Issuer, in its sole discretion, has agreed to issue such Letter of Credit;

                  (D) the issuance of such Letter of Credit would violate any Laws or one or more written policies of such L/C Issuer;

                  (E) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

                  (F) such Letter of Credit is to be denominated in a currency other than Dollars; or

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                                       42

                  (G)   a default of any Lender's obligations to fund under
          SECTION 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

          (iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer receives written notice from any Lender or the Administrative Agent at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit that one or more applicable conditions contained in Article IV shall not be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the

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                                       43

     account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices for commercial and standby letters of credit, as applicable. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any such Auto-Renewal Letter of Credit must permit an L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued (the "NONRENEWAL NOTICE DATE"). Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless such Letter of Credit has been Cash Collateralized to the satisfaction of the Administrative Agent and such L/C Issuer in their sole discretion and the applicable L/C Issuer has agreed in its sole discretion to any later expiration); PROVIDED, HOWEVER, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions clauses
     (ii) or (iii) of SECTION 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that Revolving Credit Lenders holding 50% of the Total Outstandings (as computed in accordance with CLAUSE (a) of the definition of Required Lenders) have elected not to permit such extension, (2) from the Administrative Agent, any Revolving Credit Lender or any Loan Party that one or more of the applicable conditions specified in SECTION 4.02 is not then satisfied, and in each case directing the applicable L/C Issuer not to permit such extension or (3) from the Borrower electing not to agree to such renewal.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c)     DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. (or if the notice of drawing on such Letter of Credit is given after 11:00 a.m., then not later than 12:00 noon

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                                       44

     on the next succeeding Business Day on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the absence of a Default under SECTION 8.01(f) or 8.01(g). Any notice given by such L/C Issuer or the Administrative Agent pursuant to this
     SECTION 2.03(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Revolving Credit Lender (including the Lender acting as an L/C Issuer) shall upon any notice pursuant to SECTION 2.03(c)(i) make funds available to the Administrative Agent for the account of such L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount and the Borrower's obligation to reimburse such L/C Issuer for such Unreimbursed Amount shall be discharged to the extent funds shall have been made available by such Revolving Credit Lenders. The Administrative Agent shall remit the funds so received to such L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because of the existence or continuance of a Default under SECTION 8.01(f) or 8.01(g), the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to SECTION 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.03.

          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this SECTION 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

          (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under

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                                       45

     Letters of Credit, as contemplated by this SECTION 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this
     SECTION 2.03(c) is subject to the amount of the unutilized portion of the Revolving Credit Commitments and the absence of a Default under SECTION 8.01(f) or 8.01(g). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.03(c) by the time specified in SECTION 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this SECTION 2.03(c)(vi) shall be conclusive absent manifest error.

          (d)     REPAYMENT OF PARTICIPATIONS.

          (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to SECTION 2.03(c)(i) is required to be returned under any of the circumstances described in SECTION 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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                                       46

          (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), an L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower or any Subsidiary in respect of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

          The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, an L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the

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                                       47

Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of an L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer, no Agent-Related Person, nor any of the respective correspondents, participants or assignees of an L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
SECTION 2.03(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g)     CASH COLLATERAL. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing which has not been refinanced as a Revolving Credit Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all the cash, deposit accounts and all balances therein and all proceeds of the foregoing constituting Cash Collateral. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America. If at any time the Administrative Agent determines that the total amount of funds held as Cash Collateral is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the applicable L/C Issuer. The provisions of

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                                       48

this SECTION 2.03(g) shall apply to any situation in which any Obligations are Cash Collateralized pursuant to this SECTION 2.03.

          (h) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

          (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "LETTER OF CREDIT FEE") for each Letter of Credit equal to the Applicable Rate TIMES the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each May, August, November and February, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

          (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUERS. Unless otherwise agreed by the Borrower and the applicable L/C Issuer, the Borrower shall pay directly to each L/C Issuer, for its own account, a fronting fee of 0.25% per annum with respect to each Letter of Credit payable on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each May, August, November and February, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (k) CONFLICT WITH LETTER OF CREDIT APPLICATIONS. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

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                                       49

          (l) DESIGNATION OF SUBSIDIARIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation SECTION 2.03(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such request shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          2.04    SWING LINE LOANS.

          (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and PROVIDED FURTHER that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.04, prepay under SECTION 2.05, and reborrow under this SECTION 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Swing Line Loan.

          (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $200,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in

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                                       50

the proviso to the first sentence of SECTION 2.04(a), or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

          (c)     REFINANCING OF SWING LINE LOANS.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the absence of a Default pursuant to SECTION 8.01(f) or 8.01(g). The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with SECTION 2.04(c)(i) for any reason, the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

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                                       51

          (iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this SECTION 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this SECTION 2.04(c) is subject to the absence of a Default pursuant to SECTION 8.01(f) or 8.01(g). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

          (d)     REPAYMENT OF PARTICIPATIONS.

          (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in SECTION
     11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

          (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower in writing for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this SECTION 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

          (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          2.05    PREPAYMENTS.

          (a) OPTIONAL. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; PROVIDED that (1) such notice must be received by the Administrative Agent

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                                       52

not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans;
(2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each prepayment of the outstanding Term Loans pursuant to this SECTION 2.05(a) shall be applied FIRST, to the immediately next following four repayment installments thereof on a pro rata basis, and SECOND, to the remaining principal repayment installments thereof on a pro rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.

          (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (b) MANDATORY. (i) Within five Business Days after financial statements have been delivered pursuant to SECTION 6.01(a) and the related Compliance Certificate has been delivered pursuant to SECTION 6.02(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 50.0% of Excess Cash Flow for the fiscal year covered by such financial statements; PROVIDED that such percentage shall be reduced to 25.0% of Excess Cash Flow if, and for so long as, the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.50:1.00.

          (ii) If Holdings or any of its Subsidiaries Disposes of any properties or assets (other than any Disposition of any properties or assets permitted by SECTION 7.05(a), (b)(i), (c), (d), (e), (g), (i), (k), (m) and (p))
which in the aggregate results in the realization by Holdings and its Subsidiaries during any fiscal year of Net Cash Proceeds (determined as of the date of receipt) in excess of $10,000,000 in the aggregate (excluding any amount thereof to the extent reinvested or held for reinvestment pursuant to the first proviso below and subject to the second proviso) the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the amount of all such Net Cash Proceeds promptly (but in any case within ten Business Days) after receipt thereof by Holdings or such Subsidiary; PROVIDED, HOWEVER, that, with respect to any Net Cash Proceeds realized under a Disposition permitted by SECTION 7.05(b)(ii), (f), (h), (j), (l) AND (n) through (o), at the option of the Borrower (as elected by the Borrower in writing to the

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                                       53

Administrative Agent within 10 Business Days of such Disposition), and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in operating assets of the Borrower or any Subsidiary Guarantor, so long as within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated and paid in cash (as certified by the Borrower in writing to the Administrative Agent); PROVIDED FURTHER, HOWEVER, that any Net Cash Proceeds not so reinvested within such period shall be immediately thereafter applied to the prepayment of the Loans as set forth in this SECTION 2.05.

          (iii) Within five Business Days of the sale by Holdings or any of its Subsidiaries of capital stock or other Equity Interests (other than the sale of such capital stock or other Equity Interests pursuant to SECTION 7.06(f) and other than as provided for in clause (ii) above), the Borrower shall prepay an aggregate principal amount of Loans equal to 50.0% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary; PROVIDED that such percentage shall be reduced to 25.0% of such Net Cash Proceeds if, and for so long as, the Consolidated Leverage Ratio as of the last day of the most recently completed Measurement Period is less than 3.50:1.00.

          (iv) Within five Business Days after the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to SECTION 7.02(a)(A),
(a)(B), (b)(A), (b)(B), (b)(C), (b)(D), (b)(E), (b)(F), (b)(G), (b)(H), (b)(I),
(b)(J), (b)(K), (b)(L), (b)(M) or (b)(N)) in excess of $5,000,000 per fiscal year, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary.

          (v) Within five Business Days of any Extraordinary Receipt received by or paid to or for the account of Holdings or any of its Subsidiaries and not otherwise included in CLAUSE (ii), (iii) or (iv) of this SECTION 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100.0% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary.

          (vi) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.05(b)(vi) unless after the prepayment in full of the Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

          (vii) Each prepayment of Loans pursuant to this SECTION 2.05(b) shall be applied, FIRST, to the Term Facility and to the principal repayment installments thereof on a pro rata basis and, THEREAFTER, to the Revolving Credit Facility in the manner set forth in CLAUSE (viii) of this SECTION 2.05(b).

          (viii) Prepayments of the Revolving Credit Facility made pursuant to CLAUSE (i), (ii), (iii), (iv), (v), (vi) or (vii) of this SECTION 2.05(b), FIRST, shall be applied to prepay L/C Borrowings outstanding at such time until all such L/C Borrowings are paid in full, SECOND, shall be applied to prepay Swing Line Loans outstanding at such time until all such Swing Line Loans are paid in full, THIRD, shall be applied to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full and, FOURTH, shall be used to Cash Collateralize the L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to CLAUSE (i), (ii), (iii), (iv) or (v) of this SECTION 2.05(b), the amount remaining, if any, after the prepayment in full of all Loans and L/C Borrowings outstanding at such time and the L/C Obligations have been Cash Collateralized in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "REDUCTION AMOUNT") may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced as set forth in SECTION 2.06(b)(iii). Upon the drawing of any Letter of Credit which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuers or the Revolving Credit Lenders, as applicable.

          2.06    TERMINATION OR REDUCTION OF COMMITMENTS.

          (a) OPTIONAL. The Borrower may, upon notice to the Administrative Agent, terminate the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments; PROVIDED that
(i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to the date of termination or reduction,
(ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments.

          (b) MANDATORY. (i) The Term Facility shall be automatically and permanently reduced on the date of the Term Borrowing (after giving effect to the Term Borrowing), and any Term Loans that shall have been repaid or prepaid may not be reborrowed.

          (ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to SECTION 2.05(b)(i), (ii), (iii), (iv) or (v) by an amount equal to the applicable Reduction Amount.

          (iii) If after giving effect to any reduction or termination of unused Commitments under this SECTION 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

          (c) APPLICATION OF COMMITMENT REDUCTIONS; PAYMENT OF FEES. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitment, the Letter of Credit Sublimit, or the unused Revolving Credit Commitment under this SECTION 2.06. Upon any reduction of unused Commitments under a

Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

          2.07    REPAYMENT OF LOANS.

          (a) TERM LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
SECTION 2.05):

                  DATE                                AMOUNT
                  May 27, 2004                        $ 1,625,000
                  August 27, 2004                     $ 1,625,000
                  November 27, 2004                   $ 1,625,000
                  February 27, 2005                   $ 1,625,000
                  May 27, 2005                        $ 1,625,000
                  August 27, 2005                     $ 1,625,000
                  November 27, 2005                   $ 1,625,000
                  February 27, 2006                   $ 1,625,000
                  May 27_, 2006                       $ 6,250,000
                  August 27, 2006                     $ 6,250,000
                  November 27, 2006                   $ 6,250,000
                  February 27, 2007                   $ 6,250,000
                  May 27, 2007                        $ 6,250,000
                  August 27, 2007                     $ 6,250,000
                  November 27, 2007                   $ 6,250,000
                  February 27, 2008                   $ 6,250,000
                  May 27, 2008                        $ 12,500,000
                  August 27, 2008                     $ 12,500,000
                  November 27, 2008                   $ 12,500,000
                  February 27, 2009                   $ 12,500,000
                  May 27, 2009                        $ 12,500,000
                  August 27, 2009                     $ 12,500,000
                  November 27, 2009                   $ 12,500,000
                  February 27, 2010                   $ 12,500,000
                  May 27, 2010                        $ 12,500,000
                  August 27, 2010                     $ 12,500,000
                  November 27, 2010                   $ 12,500,000
                  February 27, 2011                   $ 449,500,000

PROVIDED, HOWEVER, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Facility under which such Loans were made and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

          (b) REVOLVING CREDIT LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Advances outstanding on such date.

          (c) SWING LINE LOANS. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

          2.08    INTEREST.

          (a) Subject to the provisions of SECTION 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate.

          (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Default exists that constitutes an Event of Default under SECTION 8.01(f) or 8.01(g) or that, with the giving of notice, the passage of time, or both, would constitute an Event of Default under SECTION 8.01(f) or 8.01(g), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding by or against any Loan Party under any Debtor Relief Law.

          2.09 FEES. In addition to certain fees described in SECTIONS 2.03(i) and (j):

          (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.50% TIMES the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each May, August, November and February, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.

          (b) OTHER FEES. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) The Borrower shall pay to the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.11    EVIDENCE OF INDEBTEDNESS.

          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in SECTION 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to SECTION 2.11(b), and by each Lender in its account or accounts pursuant to SECTION 2.11(a), shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; PROVIDED that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

          2.12    PAYMENTS GENERALLY.

          (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this SECTION 2.12(c) shall be conclusive, absent manifest error.

          (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

          (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in
SECTION 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (A) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

          2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in SECTION 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to SECTION 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation; PROVIDED FURTHER that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this

Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01    TAXES.

          (a) Except as otherwise provided herein, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by such Person's overall net income, and franchise taxes imposed on such Person (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Person is organized or maintains a Lending Office, (ii) branch profits taxes imposed on such Person by the United States, (iii) withholding taxes required to be paid with respect to payments made under this Agreement or any other Loan Document under any applicable Law, treaty or governmental rule, regulation or order in effect on the date such Person became a party to this Agreement or such other Loan Document except to the extent that such Person's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower pursuant to this SECTION 3.01, and (iv) in the case of any Lender, taxes arising after the date of this Agreement or other relevant Loan Document solely as a result of or attributable to such Lender changing its designated Lending Office after the date such Lender became a party to this Agreement or such other Loan Document (except if such Lender changed its designated Lending Office pursuant to SECTION 3.01(e)) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.01), each of such Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent or such Lender.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible, mortgage recording or similar taxes, charges or levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

          (c) Except as otherwise provided herein, the Borrower agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 3.01) paid by the Administrative Agent or such Lender and any liability (including additions to tax, penalties, interest and reasonable expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED that the Borrower shall not be obligated to indemnify any the Administrative Agent or any Lender pursuant to this SECTION 3.01(c) in respect of penalties, interest or expenses arising from or with respect to such Taxes or Other Taxes if such penalties, interest or expenses are attributable to the bad faith, gross negligence or willful misconduct of the Person seeking indemnification. Any payment required to be made under this SECTION 3.01(c) shall be made within 30 days after the date such Lender or the Administrative Agent makes a demand therefor.

          (d) If the Administrative Agent or any Lender receives a refund in respect of any Taxes or Other Taxes as to which it has received a payment of additional amounts or been indemnified by the Borrower pursuant to this SECTION 3.01, it shall promptly notify the Borrower of its receipt of such refund and shall, within 60 days after receipt of a request by the Borrower, pay the amount of such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this SECTION 3.01 with respect to Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender (including any taxes imposed with respect to such refund) as determined by such Administrative Agent or such Lender in good faith and in its sole discretion, and without interest thereon; PROVIDED that the Borrower, upon request by the Administrative Agent or such Lender, shall promptly return such refund (plus applicable interest imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, as the case may be, in the event that the Administrative Agent or such Lender is required to repay such refund to the relevant Governmental Authority. Nothing contained in this SECTION 3.01(d) shall require the Administrative Agent or any Lender to make available to the Borrower any of its tax returns or any other information relating to its taxes that it deems to be confidential.

          (e) If requested by the Borrower, any Lender claiming any indemnity or additional amounts payable pursuant to this SECTION 3.01 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its designated Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such indemnity or additional amounts which would be payable or may thereafter accrue; PROVIDED, that such designation would not, in the sole judgment of such Lender exercised in good faith, be otherwise disadvantageous to such Lender; PROVIDED, FURTHER, that nothing in this SECTION 3.01(e) shall adversely affect or postpone any of the obligations of the Borrower or the rights of any Lender under this Agreement.

          3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue

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Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly (but in any case not later than the second Business Day of receipt of such notice), if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to use reasonable efforts to change the jurisdiction of its Lending Office or designate a different Lending Office so that it is once again lawful for such Lender to make, maintain and fund Eurodollar Rate Loans if such change or designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          3.03 INABILITY TO DETERMINE RATES. If the Required Lenders reasonably determine that adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein and any outstanding Eurodollar Rate Loans shall be converted on the last day of the then current Interest Period to Base Rate Loans.

          3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

          (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law or such Lender's compliance therewith, in each case that occurs after the Closing Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing, in each case in an amount deemed material by such Lender (excluding for purposes of this SECTION 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern),
(ii) changes in the basis of taxation of overall gross or net income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by SECTION 3.04(c)), then from time to time within 20 days following delivery by such Lender of a certificate described in SECTION 3.06 (with a copy of such certificate to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as

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will compensate such Lender for such increased cost or reduction; PROVIDED that no such compensation shall be payable in respect of any period more than 180 days prior to the later of the effective date of the event giving rise to the request for compensation and the date on which such Lender gives written notice to the Borrower (with a copy to the Administrative Agent) describing such event (which notice shall describe in reasonable detail the nature of such event and the basis for any such request for compensation), and in any case each request for such compensation shall be made promptly after the amount thereof is ascertainable by such Lender.

          (b) If any Lender reasonably determines that the introduction of any Law applicable to or binding upon such Lender regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, in each case that occurs after the Closing Date, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), below that which such Lender or corporation could have achieved but for such introduction, change or compliance, in an amount deemed material by such Lender, then from time to time within 20 days following delivery by such Lender of a certificate described in SECTION 3.06 (with a copy of such certificate to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; PROVIDED that no such compensation shall be payable in respect of any period more than 180 days prior to the later of the effective date of the event giving rise to the request for compensation and the date on which such Lender gives written notice to the Borrower (with a copy to the Administrative Agent) describing such event (which notice shall describe in reasonable detail the nature of such event and the basis for any such request for compensation), and in any case each request for such compensation shall be made promptly after the amount thereof is ascertainable by such Lender.

          (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Borrower shall have received at least 15 days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender, and PROVIDED FURTHER that such compensation will be limited to the period commencing not more than 180 days prior to the date of such demand. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

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                                       65

          3.05 COMPENSATION FOR LOSSES. Within 20 days following delivery by any Lender of a certificate described in SECTION 3.06 (with a copy of such certificate to the Administrative Agent), the Borrower shall compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to SECTION 3.08;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; PROVIDED, HOWEVER, that such Lender shall use commercially reasonable efforts to mitigate any such loss, cost or expense in a manner consistent with internal policies of such Lender and applicable governmental regulations. The Borrower shall also pay any customary administrative fees charged by such Lender consistently applied by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

          3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. Any request for compensation under this ARTICLE III shall be accompanied by a certificate of the Administrative Agent or applicable Lender claiming compensation under this ARTICLE III and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and the basis therefor. Any such certificate shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

          3.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder for a period of one year.

          3.08 REPLACEMENT OF LENDERS. On each occasion that a Lender (i) makes a demand for compensation pursuant to SECTION 3.04 in an amount in excess of the amount that the Borrower would have had to pay pursuant to such Section if such Lender's Loan was held by a Lender with respect to which no such amounts would then be payable pursuant to such Section, (ii) becomes a Defaulting Lender, or (iii) fails to consent to an amendment requiring the consent

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of each Lender or the Required Lenders, the Borrower may, upon notice to such
Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to SECTION 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower. The Borrower shall (A) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to SECTION 3.05),
(B) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and
(C) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed (where applicable) by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

          (i) executed counterparts of this Agreement and the Subsidiary Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) a security agreement, in substantially the form of EXHIBIT G hereto (together with each other security agreement and security agreement supplement delivered pursuant to SECTION 6.12, in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                        (A) any certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and any instruments evidencing the Pledged Debt indorsed in blank,

                        (B) copies of proper financing statements, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the

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                                       67

                  Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements,

                        (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                        (E) evidence of the insurance required by the terms of the Security Agreement, and

                        (F) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements) or that such actions will be taken by the Administrative Agent.

          (iv) an intellectual property security agreement, in substantially the form of EXHIBIT F to the Security Agreement (together with each other intellectual property security agreement and IP Security Agreement Supplement delivered pursuant to SECTION 6.12, in each case as amended, the "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by each Loan Party owning intellectual property registrations and applications, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Intellectual Property Security Agreement has been taken or will be taken by the Administrative Agent;

          (v) certified resolutions and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer of each Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

          (vi) certified Organization Documents of each Loan Party and, where customary in such jurisdiction, certificates of valid existence, good standing and qualification or comparable certificates for such Person in each jurisdiction where the ownership, lease or operation of properties or the conduct of such Person's business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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                                       68

          (vii) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and substantially in the form of EXHIBIT I-1 attached hereto;

          (viii) copies of the opinion of Kramer Levin Naftalis & Frankel LLP, special counsel for the Company, and the opinion of the Company's general counsel, each delivered in connection with the Merger, and reliance letters which state that the Administrative Agent and the Lenders may rely on such opinions as if such opinions were addressed to them;

          (ix) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (x) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in SECTIONS 4.02(a) and (b) and
     SECTION 4.01(d), as of the initial Credit Extension, have been satisfied;

          (xi) certificates attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its chief financial officer or treasurer;

          (xii) the financial statements described in SECTIONS 5.05(a), (b), and (d), and the consolidated pro forma forecasts of the Borrower and its Subsidiaries prepared by management of the Borrower, in form and substance reasonably satisfactory to the Lenders, including balance sheets, income statements and cash flow statements prepared on an annual basis for each fiscal year until the Maturity Date for the Term Facility;

          (xiii) a certificate of the chief financial officer of the Borrower certifying that (1) the Closing Date Pro Forma Adjusted EBITDA was not less than $185,000,000, (2) the ratio of Average Total Debt to Closing Date Pro Forma Adjusted EBITDA was not greater than 5.3:1.0 and (3) the financial statements and forecasts delivered pursuant to SECTION 4.01(a)(XII) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are reasonable in light of the then existing conditions;

          (xiv) evidence that all insurance required to be maintained pursuant to the Loan Documents as specified in SECTION 6.07 has been obtained and is in effect and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming part of the Collateral;

          (xv) certified copies of each of the Related Documents duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request;

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                                       69

          (xvi) a confirmation satisfactory to the Administrative Agent of the consummation of the Merger from the Secretary of State of the State of Delaware;

          (xvii) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension;

          (xviii) evidence that all unsecured Indebtedness of Holdings and its Subsidiaries (other than the Indebtedness set forth on SCHEDULE 7.02) has been or concurrently with the Closing Date is being terminated and evidence that the Existing Secured Indebtedness has been or concurrently with the Closing Date is being terminated and all Liens securing obligations related to the Existing Secured Indebtedness have been or concurrently with the Closing Date are being released;

          (xix) evidence that all of the Existing Notes have been or concurrently with the Closing Date are being tendered for, and for each series of Existing Notes in an amount sufficient to obtain the consents required from the respective holders thereof to consummate the Transaction;

          (xx) evidence that the covenants with respect to the Existing Fonda Notes have been or concurrently with the Closing Date are being defeased in accordance with the Existing Fonda Notes Indenture and evidence that the Existing Sweetheart Notes Indenture has been satisfied and discharged and is of no further force and effect;

          (xxi) evidence that arrangements reasonably satisfactory to the Administrative Agent and the Lenders have been or concurrently with the Closing Date are being made as to the assumption by the Borrower or any other Loan Party or termination of the sale/leaseback transaction entered into pursuant to that certain Participation Agreement dated as of June 1, 2000 by and among certain Subsidiaries of the Company, respectively as lessee and guarantor thereunder, the owner participants party thereto from time to time and State Street Bank and Trust Company of Connecticut, National Association, as owner trustee (the "SALE/LEASEBACK TRANSACTION"); and

          (xxii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, on behalf of the Lenders, may reasonably require.

          (b) All fees required to be paid on or before the Closing Date in accordance with the Commitment Letter and the Fee Letter shall have been paid in full.

          (c) The Closing Date shall have occurred on or before March 31, 2004.

          (d) There shall not have occurred a change, occurrence or development that either individually or in the aggregate, could reasonably be expected to (1) have a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of (x) the Company and its subsidiaries, taken as a whole, since September 29, 2002, (y) Old Solo Cup and its subsidiaries, taken as a whole, since December 31, 2002, or (z) Holdings and its subsidiaries, taken as a whole, since the formation of Holdings, (2) adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents or (3) adversely affect the rights and remedies of the

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                                       70

Administrative Agent or the Lenders under the Loan Documents; and there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrower or the Company, overtly threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or purports to affect the Transaction in any material respect or the ability of the Borrower or any other Loan Party to perform their respective obligations under the Loan Documents, or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction.

          (e) All governmental authorizations and all third-party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders), except for those filings and recordings to perfect the Liens pursuant to the Collateral Documents and which are contemplated to be made pursuant to SECTIONS 4.01(a) and 6.18, and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any Governmental Authority, and no Law shall be applicable in the reasonable judgment of the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (f) The information contained in the Information Memorandum, as supplemented to the Closing Date, shall be complete and correct in all material respects, and no changes, occurrences or developments shall have occurred, and no information shall have been received or discovered that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (g) The Merger shall have been consummated prior to or simultaneously herewith substantially in accordance with the terms of the Merger Agreement, without any waiver or amendment not consented to in writing by the Required Lenders, of any term, provision or condition set forth therein (such consent not to be unreasonably withheld) or not otherwise contemplated thereby, and in compliance with all applicable requirements of Law.

          (h) The final terms and conditions of all agreements, instruments and documents related to the Transaction shall be (i) as described in the Information Memorandum, and (ii) otherwise reasonably satisfactory to the Administrative Agent and the Lenders.

          (i) After giving effect to the Transaction, including all Credit Extensions made in connection therewith, on the Closing Date the amount by which the aggregate Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations shall be no less than $100,000,000.

          (j) The Borrower shall have received at least (i) $325,000,000 in gross cash proceeds (prior to, among other things, any underwriting fees) from the sale of the Senior Subordinated Notes and (ii) $240,000,000 in gross cash proceeds from the issuance by Holdings of the Preferred Equity to Vestar Capital Partners IV, L.P., a Delaware limited partnership,

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                                       71

Vestar Cup Investment, LLC, a Delaware limited liability company and Vestar Cup Investment II, LLC, a Delaware limited liability company.

          4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

          (a) The representations and warranties of the Loan Parties set forth in the Loan Documents (including, without limitation, the representations and warranties of Holdings and the Borrower contained in
     ARTICLE V) shall be true and correct on and as of the date of the initial Credit Extension, and shall be true and correct in all material respects on and as of the date of any subsequent Credit Extensions, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this SECTION 4.02, the representations and warranties contained in SECTIONS 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to SECTIONS 6.01(a) and (b), respectively.

          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

          (c) The Administrative Agent and, if applicable, the L/C Issuers or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

          Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(A) and (B) have been satisfied on and as of the date of the applicable Credit Extension and the Administrative Agent shall have received for the account of such Lender or L/C Issuer a certificate signed by a duly authorized officer of the Borrower, dated the date of such Credit Extension, stating that such statements are true.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

          5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Related Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such

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                                       72

qualification or license, and (d) is in compliance with all Laws; except in each case referred to in CLAUSE (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any Law applicable to such Loan Party or its properties. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

          5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (ii) the execution, delivery or performance by, or enforcement against, any Loan Party of any Related Document or otherwise for the consummation of the Transaction, (iii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iv) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
(v) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (a) filings, consents or notices related to CLAUSE (ii) above which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect, (b) filings, consents or notices related to CLAUSE (i) and (ii) which have been made, obtained or given and (c) in the case of CLAUSES (iii) and (iv), the authorizations, approvals, actions, notices and filings listed on SCHEDULE 5.03 hereto, all of which have been duly obtained, taken, given or made and are in full force and effect, and those filings and recordings which are contemplated to be made under SECTIONS 4.01(a) and 6.18. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction. The Merger has been consummated in accordance with the Merger Agreement and in accordance with applicable Law.

          5.04 BINDING EFFECT. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document to which any Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization,

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moratorium or other similar laws affecting the rights of creditors generally, and subject to equitable principles of general application.

          5.05    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company, Old Solo Cup and their respective Subsidiaries as of the respective dates thereof and their results of operations for the respective periods covered thereby in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein.

          (b) (A) The unaudited consolidated financial statements of the Company and its Subsidiaries for the thirteen weeks ended December 28, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and meet the requirements of Regulation S-X under the Securities Act of 1933 and all other accounting rules of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (B) the unaudited consolidated financial statements of Old Solo Cup and its Subsidiaries for the fiscal quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarters (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and meet the requirement of Regulation S-X under the Securities Act of 1933 and all other accounting rules of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, and (ii) fairly present in all material respects the financial condition of Old Solo Cup and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. From the date of such financial statements to the Closing Date, except as set forth on SCHEDULE 5.05, Holdings, the Company, Old Solo Cup and their respective Subsidiaries have not incurred any material Indebtedness and other liabilities, direct or contingent, that, in accordance with GAAP, would be required to be disclosed in such financial statements, other than in connection with the Transaction and which are reflected in the pro forma financial statements delivered pursuant to CLAUSE (d) below.

          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at September 30, 2003, and the related consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the twelve months then ended,

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certified by the chief financial officer of the Borrower, copies of which have been provided to the Administrative Agent for distribution to the Lenders, fairly present the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP and meet the requirements of Regulation S-X under the Securities Act of 1933 and all other accounting rules of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1.

          (e) The consolidated projected balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Administrative Agent pursuant to SECTION 4.01 or 5.05 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such projections.

          5.06 LITIGATION. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of Holdings and the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of their respective Subsidiaries or against any of their material properties or revenues that (a) purport to affect the validity or enforceability of this Agreement or any other Loan Document, or enjoin or attack the validity of any Related Document or the consummation of the Transaction, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

          5.07 NO DEFAULT. Neither Holdings nor the Borrower nor any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.08    OWNERSHIP OF PROPERTY; LIENS.

          (a) Each Loan Party and each of its Subsidiaries has good marketable and insurable title in fee simple to, or valid leasehold interests in, all Owned Real Property and Leased Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, free and clear of all Liens, other than Liens created or permitted by the Loan Documents, including, without limitation, such items that will constitute Permitted Encumbrances and Liens set forth on SCHEDULE 5.08(B).

          (b) Set forth on SCHEDULE 5.08(B) hereto is a complete and accurate list of all contractual or judicial Liens (other than such items that will constitute Permitted Encumbrances) and all financing statements as of the date hereof on the property or assets of any Loan Party or any of its Subsidiaries.

          (c) Set forth on PART I of SCHEDULE 5.08(c) hereto is a complete and accurate list of all Owned Real Property as of the date hereof, showing the street address or other

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information sufficient to identify the location of such real property, county or other relevant jurisdiction, state, record owner and, to the knowledge of any Loan Party or any of its Subsidiaries based upon the best available information, the fair value thereof.

          (d) (1) Set forth on PART I of SCHEDULE 5.08(d) hereto is a complete and accurate list of all Real Property Leases as of the date hereof, showing the street address or other information sufficient to identify the location of the affected real property, state, lessor, lessee, expiration date and annual rental cost thereof. Each Real Property Lease is the legal, valid and binding obligation of the Loan Party or its applicable Subsidiary party thereto, enforceable in accordance with its terms against such Loan Party or Subsidiary.

                  (2) Set forth on PART II of SCHEDULE 5.08(d) hereto is a complete and accurate list of all Real Property Subleases as of the date hereof, showing the street address or other information sufficient to identify the location of the affected real property, state, lessor, lessee, expiration date and annual rental cost thereof. Each Real Property Sublease is the legal, valid and binding obligation of the Loan Party or its applicable Subsidiary party thereto, enforceable in accordance with its terms against such Loan Party or Subsidiary.

          (e) The Owned Real Property and the Leased Real Property comprise all of the real property necessary for carrying on the business of each Loan Party and its Subsidiaries as and to the extent to which it is presently conducted.

          (f) Set forth on SCHEDULE 5.08(f) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          5.09    ENVIRONMENTAL COMPLIANCE.

          (a) The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded, except as identified on SCHEDULE 5.09, that such Environmental Laws and claims regarding any property, could not, in any case, reasonably be expected to result in an Environmental Liability in excess of $1,000,000.

          (b) Except as disclosed on SCHEDULE 5.09, the operations of each Loan Party and each of its Subsidiaries and their respective properties comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and to the knowledge of the Loan Parties no circumstances exist that are reasonably likely to (i) give rise to any Environmental Liability against any Loan Party or any of its Subsidiaries or any of their respective properties or
(ii) cause any such properties to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, except for such Environmental Liability or restriction as would not, in any case, exceed $1,000,000.

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                                       76

          (c) None of the properties of any Loan Party or any of its Subsidiaries is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or any analogous foreign, state or local list. There is no asbestos or asbestos containing material on any property, and Hazardous Materials have not been released, discharged or disposed on any property, in any case, that could reasonably be expected to result in an Environmental Liability in excess of $1,000,000.

          (d) Except as disclosed on SCHEDULE 5.09, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any of their respective properties, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, the cost of which investigation, assessment or remedial response action could reasonably be expected to result in an Environmental Liability in excess of $1,000,000, and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any of such property have been disposed of in a manner that could not reasonably be expected to result in an Environmental Liability in excess of $1,000,000.

          5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in the respective localities where the Borrower or the applicable Subsidiary operates.

          5.11 TAXES. The Borrower and its Subsidiaries have filed all income and other material tax returns and reports required to be filed. The Borrower and its Subsidiaries have paid all income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed material tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. The Reorganization will not be taxable to Holdings, the Borrower, Old Solo Cup or any of Old Solo Cup's Subsidiaries.

          5.12    ERISA COMPLIANCE.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower and Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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                                       77

          (b) There are no pending or, to the best knowledge of the Borrower and Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

          (d) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

          (A) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

          (B) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

          (C) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

          5.13 SUBSIDIARIES; EQUITY INTERESTS. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in PART
(a) of SCHEDULE 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of SCHEDULE 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of SCHEDULE 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings

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                                       78

(as of the date hereof, in the amounts specified on Part (c) of SCHEDULE 5.13) free and clear of all Liens except those created under the Collateral Documents.

          5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

          (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

          5.15 DISCLOSURE. The reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any untrue statement of a material fact or do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that no assurance has been or will be given that any projections will be achieved).

          5.16 COMPLIANCE WITH LAWS. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are material to the operation of their respective businesses as currently conducted.

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Set forth on SCHEDULE 5.17 is a complete and accurate list, as of the date hereof, of all IP Rights owned by each Loan Party and its Subsidiaries that are the subject of a registration or application. To the best knowledge of the Borrower, no IP Rights, slogan or other advertising device, product, process, method, substance, part or other material employed by any Loan Party or any Subsidiary infringes upon any rights held by any other Person which infringement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 SOLVENCY. As of the date hereof, each Loan Party is Solvent. The Loan Parties, on a consolidated basis, are Solvent.

          5.19 CASUALTY, ETC. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

          5.20    PERFECTION, ETC.

          (a) All filings and other actions (including, without limitation, the delivery of stock certificates and promissory notes) necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents and subject to the Uniform Commercial Code of any applicable jurisdiction ("UCC COLLATERAL") have been, as applicable, made, taken or delivered to the Administrative Agent for filing or possession, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the UCC Collateral (subject to the Liens permitted by SECTION 7.01), securing the payment of the Secured Obligations (subject, in the case of the Account Collateral (as defined in the Security Agreement), to the additional actions required by SECTION 6.18).

          (b) Subject to such further actions required by SECTION 6.18, all filings and other actions necessary or desirable to perfect and protect the Lien in the Owned Real Property Collateral and the Leased Real Property Collateral under the Collateral Documents have been, as applicable, made or taken, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Owned Real Property Collateral and the Leased Real Property Collateral (subject only to Permitted Encumbrances), securing the payment of the Secured Obligations.

          (c) Except as set forth on SCHEDULE 5.08(b), the Loan Parties are the legal and beneficial owners of the UCC Collateral free and clear of any Lien, except for the liens and security interests created by or permitted under the Loan Documents.

          5.21 EQUITY OBLIGATIONS. Except as set forth on SCHEDULE 5.21, as of the date hereof, neither Holdings nor any of its Subsidiaries has issued any Equity Obligation that is

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entitled to a preference or priority over any Equity Interest issued by Holdings or such Subsidiary upon any distribution of Holdings' or such Subsidiary's assets, whether by dividend or upon liquidation or that contains any one or more of the following provisions: (a) such Equity Obligation, by its terms is redeemable (as defined below) in whole or in part on any date which is earlier than the date occurring one year after the then latest Maturity Date, (b) such Equity Obligation provides for payment of any cash dividends or any other cash payments, including sinking fund payments or (c) such Equity Obligation contains any provision (including, without limitation, covenants, mandatory redemptions or offers to purchase or prepay, defaults and remedies) which is more restrictive or less favorable, as applicable, in any material respect, than the provisions in the Preferred Equity Documents as in effect on the Closing Date.
As used herein, the term "redeemable" means, with respect to any Equity
Interest, that the issuer thereof has undertaken to redeem or repurchase the same at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of any event or condition, or that such Equity Interest is redeemable for any reason at the option of the holder.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, 6.03 and 6.11) cause their respective Subsidiaries to:

          6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent (and in amounts sufficient for further distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required
Lenders:

          (a) as soon as available, but in any event within 120 days after the end of the fiscal year ended December 31, 2004 and 90 days after the end of each subsequent fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

          (b) as soon as available, but in any event within 65 days after the fiscal quarters ended September 30, 2004 and March 31, 2005 and 45 days after the fiscal quarters ended June 30, 2005, September 30, 2005 and each of the first three fiscal quarters of each subsequent fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal

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                                       81

     quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes;

          (c) as soon as available, but in any event within 45 days after the end of each month (excluding any month that is also the end of a fiscal quarter) through and including February 28, 2005 and 30 days after the end of each month occurring thereafter (excluding any month that is also the end of a fiscal quarter), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and a consolidated statements of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the immediately preceding month, all in reasonable detail and duly certified by a Responsible Officer of the Borrower; and

          (d) as soon as available, but in any event no later than 45 days after the end of each fiscal year, projections prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for the following fiscal year.

          6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent (and in amounts sufficient for further distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

          (a) with respect to the delivery of the financial statements referred to in SECTION 6.01(a), (1) concurrently deliver a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any default in complying with the financial covenants set forth in SECTION 7.10 or, if any such default shall exist, stating the nature and status of such event or (2) include a footnote in such financial statements stating that, as at the end of the fiscal year covered by such financial statements, the Borrower was in compliance with all financial covenants set forth in SECTION 7.10, or if the Borrower was in default under any such financial covenant, describing such default, and specifying the nature and period of existence thereof;

          (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower which shall include (i) for a period of thirty-six

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                                       82

     months after the Closing Date, (x) a computation of the non-recurring cash capital expenditures made by the Borrower or any of its Subsidiaries pursuant to the second proviso to SECTION 7.10(c) and (y) a computation of Inventory Reduction Charges in accordance with the definition thereof; (ii) in the case of a Compliance Certificate delivered with the financial statements referred to in SECTION 6.01(a), a report supplementing SCHEDULES 5.08(b), 5.08(c) and 5.08(d), 5.13 and 5.17 hereto, including, as for
     SCHEDULES 5.08(c) and 5.08(d), an identification of all Owned Real Property and Leased Real Property disposed of by any Loan Party or any of its Subsidiaries during such fiscal year, a list and description (including the street address or other information sufficient to identify the location of such real property, county or other relevant jurisdiction, state and, to the knowledge of any Loan Party or any of its Subsidiaries based upon the best available information, the fair value thereof, and, in the case of leases and subleases of real property, street address or other information sufficient to identify the location of the affected real property, state, lessor, lessee, the expiration date and annual rental cost thereof) of all real property acquired or for which new leases were entered into during such fiscal year, and as to all such Schedules, a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete and (iii) in the case of Compliance Certificate delivered with the financial statements referred to in SECTION 6.01(a), the amount of Committed Capital Expenditures for the fiscal year in which such Compliance Certificate is being delivered and the Unfunded Committed Capital Expenditures related to the prior fiscal year.

          (c) within 10 Business Days after any request by the Administrative Agent or any Lender, copies of any detailed audit reports or management letters of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;

          (d) within 10 Business Days after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under
     Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement pursuant to which Indebtedness is outstanding in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this SECTION 6.02;

          (f) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry

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     by such agency regarding financial or other operational results of any Loan
     Party or any of its Subsidiaries, and (ii) copies of each notice relating to any default or required prepayment, redemption or repurchase in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount;

          (g) promptly after the assertion or occurrence thereof, notice of any claim against any Loan Party or any of its Subsidiaries under any Environmental Law or with respect to any Environmental Permit that could
     (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Real Property Collateral to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

          (h) promptly and in any event within 30 days after the filing thereof with the IRS, furnish to the Administrative Agent and each Lender, copies of the annual report (Form 5500 series) with respect to each Pension Plan, including without limitation, Schedule B (actuarial information) to such annual report; and

          (i) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, except to the extent that such information is protected by attorney-client privilege and disclosure of which would waive such privilege.

          Documents required to be delivered pursuant to SECTION 6.01(a) or (b) or SECTION 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on SCHEDULE 11.02; or (ii) on which such documents are posted on the Borrower's behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) Holdings and the Borrower shall deliver paper copies of such documents to the Administrative Agent if the Administrative Agent or any Lender, through the Administrative Agent, requests Holdings or the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by SECTION 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings and the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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          6.03    NOTICES. Promptly (but in any case not later than five
Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof) notify the Administrative Agent and each Lender:

          (a)     of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (c)     of the occurrence of any ERISA Event;

          (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary; and

          (e) of the (A) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(b)(ii), (b) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(b)(iii), (c) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(b)(iv) and (d) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(b)(v).

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent that the same is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are maintained by the Borrower or such Subsidiary, except, under this SECTION 6.04, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

          6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by SECTION 7.04 or 7.05 or (ii) for the consummation of the Merger and the Reorganization; (b) take all reasonable action to maintain

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all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect the Real Property Collateral and all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

          6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

          6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent from time to time to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and, if a Responsible Officer of the Borrower is present, independent public accountants, at the expense of the Borrower for the first visit of the Administrative Agent during any fiscal year and at the expense of the Administrative Agent for any subsequent visits during such fiscal year and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and, subject to reasonable safety and confidentiality requirements; PROVIDED, HOWEVER, that when a Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours, and with reasonable advance notice and as often as is reasonably necessary in the sole discretion of the Administrative Agent and the Lenders.

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                                       86

          6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions to finance, in part, the Transaction, to redeem or retire existing debt of the Borrower or the Company or any of their respective Subsidiaries as part of the Transaction, and for working capital and other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document.

          6.12    COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. (a) Upon
(u) the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, (v) the formation or acquisition of any new direct or indirect Significant Subsidiary by any Loan Party, (w) the acquisition of fee owned real property with a value in excess of $5,000,000 (a "NEW OWNED PROPERTY"), (x) the entry into any new lease of real property under which any Loan Party or its Subsidiaries is the lessee with annual rental payments thereunder in excess of $2,000,000 (a "NEW MATERIAL LEASE"), (y) the entry into a new lease of real property for manufacturing operations in which rentable square footage exceeds 100,000 square feet (a "NEW COLLATERAL ACCESS LEASE") or (z) the acquisition of any personal property by any Loan Party which property would, if owned by such Loan Party on the date hereof, constitute part of the Collateral, and such property shall not already be subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

          (i) in connection with the formation or acquisition of a Significant Subsidiary, within 30 days after such formation or acquisition, cause each such Significant Subsidiary that is a Domestic Subsidiary or a Non-CFC Foreign Subsidiary, and cause each direct and indirect equity holder of such Subsidiary (if each such equity holder has not already done so and such equity holder is a Loan Party or a Subsidiary of a Loan Party and not a "controlled foreign corporation" under Section 957 of the Code) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

          (ii)    notwithstanding anything to the contrary contained in this
     SECTION 6.12(a), (x) in connection with the acquisition of a New Owned Property, (A) within 10 days after such acquisition, furnish to the Administrative Agent a description, in detail satisfactory to the Administrative Agent, of such New Owned Property and (B) within 45 days after such acquisition, furnish to the Administrative Agent (1) each of the items set forth in SECTIONS 6.18(a)(i), (ii), (iii), (iv) and (vi), MUTATIS MUTANDIS, in each case in respect of such New Owned Property and (2) such other approvals, opinions or documents as the Administrative Agent may reasonably request, and (y) in connection with the entry into a New Material Lease or New Collateral Access Lease, (A) within 10 days after entry into such New Material Lease or New Collateral Access Lease, furnish to the Administrative Agent a description, in detail satisfactory to the Administrative Agent, of such lease, (B) within 45 days after entry into a New Material Lease, furnish to the Administrative Agent (1) each of the items set forth in SECTIONS 6.18(a)(i), (iv), (vi) and (vii), MUTATIS MUTANDIS, in each case in respect of such New Material Lease and (2) such other approvals, opinions or documents as the Administrative Agent may reasonably request and (C) within 45 days after entry into a New Collateral Access Lease, furnish to the Administrative Agent (1) a collateral access agreement to the extent set forth in SECTION

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                                       87

     6.18(a)(viii), MUTATIS MUTANDIS, in respect of such New Collateral Access Lease and (2) such other approvals, opinions or documents as the Administrative Agent may reasonably request,

          (iii) following the occurrence and during the continuance of a Default, at the request of the Administrative Agent, furnish a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

          (iv) within 45 days after such request, formation acquisition or entry, duly execute and deliver, and cause each such Significant Subsidiary that is a Domestic Subsidiary or a Non-CFC Foreign Subsidiary and each direct and indirect equity holder of such Subsidiary (if each such equity holder has not already done so and such equity holder is a Loan Party or a Subsidiary of a Loan Party and is not a "controlled foreign corporation" under Section 957 of the Code) to duly execute and deliver, to the Administrative Agent mortgages (solely with respect to Real Property Collateral), pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such equity holder, as the case may be, under the Loan Documents and constituting Liens on all such properties,

          (v) within 45 days after such request, formation, acquisition or entry, take, and cause each such Significant Subsidiary that is a Domestic Subsidiary or a Non-CFC Foreign Subsidiary or such equity holder is a Loan Party or a Subsidiary of a Loan Party and that is not a "controlled foreign corporation" under Section 957 of the Code to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages (solely with respect to Real Property Collateral), pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this SECTION 6.12, enforceable against all third parties in accordance with their terms,

          (vi) within 60 days after such request, formation, acquisition or entry, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in CLAUSES (i), (ii), (iv) and (v) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in CLAUSE (v) above, as to such recordings, filings, notices, endorsements and other actions being

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     sufficient to create valid perfected Liens on such properties and as to such other matters as the Administrative Agent may reasonably request,

          (vii) as promptly as practicable after such request, formation, acquisition or entry, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned, leased or held by a Subsidiary that is a Domestic Subsidiary or a Non-CFC Foreign Subsidiary and that is the subject of such request, formation, acquisition or entry, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, PROVIDED, HOWEVER, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property (whether owned or leased), such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

          (viii) upon the occurrence and during the continuance of an Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Domestic Subsidiaries or Non-CFC Foreign Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account (as defined in the Security Agreement), and with respect to all other dividends paid or payable to it or any of its Domestic Subsidiaries or Non-CFC Foreign Subsidiaries from time to time, promptly execute and deliver, or cause such Domestic Subsidiary or Non-CFC Foreign Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Domestic Subsidiary or Non-CFC Foreign Subsidiary to take, as the case may be, all such other action as the Administrative Agent may reasonably deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

          (ix) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements.

          (b) Notwithstanding any provision of this Agreement or any Collateral Document to the contrary, no Excluded Subsidiary shall be obligated to become a Guarantor hereunder, or give security in respect of the Obligations hereunder.

          6.13 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other Persons operating or occupying its material properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and material properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials, in accordance with the requirements of applicable Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by

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proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          6.14 PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the Required Lenders from time to time based upon the reasonable belief that any properties of the Borrower present the risk of an Environmental Liability having a Material Adverse Effect, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for the respective properties of the Loan Parties and their respective Subsidiaries described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Loan Party that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

          6.15    FURTHER ASSURANCES

          (a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

          (b) Except as set forth in SECTION 6.18(d), within 60 Business Days after the date any Foreign Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code and that is directly owned by one or more Loan Parties (hereafter, a "FIRST-TIER FOREIGN CFC SUBSIDIARY"), together with its Subsidiaries, contributes on a consolidated basis more than $3,000,000 to Consolidated EBITDA, furnish to the Administrative Agent all documents necessary or desirable to perfect, under the laws of the jurisdiction of formation of such First-Tier Foreign CFC Subsidiary, the security interest granted, pursuant to the Security Agreement, in the Equity Interest of such First-Tier Foreign CFC Subsidiary, together with an opinion of local counsel qualified in such jurisdiction of formation substantially in the form of EXHIBIT I-4 (such opinion, together with any such documents, collectively, the "LOCAL LAW PERFECTION DOCUMENTS").

          6.16 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of the Real Property Leases and the Real Property Subleases, keep such leases in full force and effect, not allow such leases and subleases to terminate prior to the respective expiration dates thereof, notify the Administrative Agent of any default by any

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                                       90

party with respect to such leases and subleases and cooperate with the Administrative Agent in all respects to cure any default on the part of the Borrower, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          6.17 INTEREST RATE HEDGING. Enter into within 90 days after the Closing Date, and maintain for a period of three years thereafter, one or more interest rate Swap Contracts with Persons reasonably acceptable to the Administrative Agent and providing for protection against fluctuations in interest rates with coverage in a notional amount, together with the amount of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis that is bearing interest at a fixed rate, at least equal to 50% of the aggregate amount of all Funded Debt of the Borrower and its Subsidiaries on a consolidated basis outstanding from time to time.

          6.18 CONDITIONS SUBSEQUENT TO THE CLOSING DATE. (a) Within 60 days after the Closing Date (PROVIDED that so long as the Borrower shall have used commercially reasonable efforts to satisfy the conditions set forth below within such 60-day period, the Administrative Agent shall, upon the request of the Borrower, extend the 60-day period for such additional period as shall be requested by the Borrower, not to exceed 60 additional days; PROVIDED FURTHER, that any additional extensions thereafter shall be subject to the approval of the Required Lenders), furnish to the Administrative Agent deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust (subject to SECTION 6.18(a)(vii)), as applicable, in substantially the form of EXHIBIT H hereto (with such changes as may be reasonably satisfactory to the Administrative Agent and the Borrower and their respective counsel to account for local law matters), covering the Real Property Collateral (together with the Assignments of Leases and Rents referred to therein, as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

          (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees necessary to record the Mortgages in the applicable recording offices have been paid,

          (ii) with respect to the Owned Real Property Collateral, fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued by Chicago Title Insurance Company, insuring the Mortgages of the Owned Real Property Collateral to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

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                                       91

          (iii) with respect to the Owned Real Property Collateral, American Land Title Association/American Congress on Surveying and Mapping form surveys for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the filing of the related Mortgage, certified to the Administrative Agent and Chicago Title Insurance Company in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the Owned Real Property Collateral described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent or for which affirmative insurance coverage is provided by the Mortgage Policies,

          (iv) evidence of the insurance required by the terms of the Mortgages,

          (v) estoppel certificates executed by the tenants of the Material Real Property Subleases. Notwithstanding anything to the contrary in this Agreement, if the Borrower shall fail to obtain an estoppel certificate with respect to any Material Real Property Sublease within the specified time period, after using commercially reasonable efforts to do so (as defined in SECTION 6.18(a)(vii) below), the Borrower shall have no further obligation to execute and deliver to the Administrative Agent the same and the condition set forth in this SECTION 6.18 with respect thereto shall be deemed to be satisfied by the Borrower. The Borrower shall promptly, upon request, provide the Administrative Agent with a report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the estoppel certificates referenced in this SECTION 6.18(a)(v),

          (vi) favorable opinions of local counsel to the Loan Parties, in substantially the forms of EXHIBITS I-2 and I-3 hereto and otherwise in form and substance reasonably satisfactory to the Administrative Agent,

          (vii) with respect to the Leased Real Property Collateral, the Borrower shall use commercially reasonable efforts to obtain estoppel and consent agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed by each of the lessors of the Leased Real Property Collateral, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest in the Leased Real Property Collateral, executed and acknowledged by the owner of the affected Leased Real Property Collateral, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest. Notwithstanding anything to the contrary in this Agreement, if the Borrower shall fail to obtain the foregoing documents with respect to any Leased Real Property Collateral within the specified time period, after using commercially reasonable efforts to do so, the Borrower shall have no further obligation to execute and deliver to the Administrative Agent any Mortgage with respect to the applicable Leased Real Property Collateral and the condition set forth in this SECTION 6.18 with respect thereto shall be deemed to be satisfied by the Borrower. As

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     used in this SECTION 6.18(a) and (b), "commercially reasonable efforts"
     shall require the Borrower to commence and prosecute the matter referred to with diligence and in a manner consistent with customary business practices, but shall not require that the Borrower expend any sums of money except such sums which are designed to compensate a lessor for reasonable expenses in reviewing the applicable documentation (including reasonable legal fees). The Borrower shall promptly, upon request, provide the Administrative Agent with a report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the items referenced in this SECTION 6.18(a)(vii),

          (viii) with respect to the Collateral Access Leases, the Borrower shall use commercially reasonable efforts to obtain collateral access agreements, in form and substance reasonably satisfactory to the Administrative Agent, in each case, executed by the lessor under the applicable Collateral Access Lease. Notwithstanding anything to the contrary in this Agreement, if the Borrower shall fail to obtain the collateral access agreement with respect to any Collateral Access Lease within the specified time period, after using commercially reasonable efforts to do so, the Borrower shall have no further obligation to execute and deliver to the Administrative Agent the same and the condition set forth in this SECTION 6.18 with respect thereto shall be deemed to be satisfied by the Borrower. The Borrower shall promptly, upon request, provide the Administrative Agent with a report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the collateral access agreements referenced in this SECTION 6.18(a)(viii), and

          (ix) with respect to the Real Property Collateral, such other consents, agreements and confirmations of third parties as the Administrative Agent may deem necessary or desirable and evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

          (b) The parties acknowledge that, as a condition to encumbering the Owned Real Property located at 3333 East 87th Street, Chicago, Illinois, the Borrower or its applicable Subsidiary is required to obtain the prior written consent of the City of Chicago thereto. If the Borrower shall fail to obtain the such consent from the City of Chicago within 90 days after the Closing Date, after using commercially reasonable efforts to do so, the Borrower shall have no further obligation to execute and deliver to the Administrative Agent any Mortgage with respect to the Owned Real Property located at 3333 East 87th Street, Chicago, Illinois and the condition set forth in this SECTION 6.18 with respect thereto shall be deemed to be satisfied by the Borrower.

          (c) Within 75 days after the Closing Date (which time period may be extended by an additional 120 days at the sole discretion of the Administrative Agent), the Borrower shall furnish to the Administrative Agent Account Control Agreements (as defined in the Security Agreement) or such other "control agreements" in form and substance reasonably satisfactory to the Administrative Agent covering all of the Loan Parties' Account Collateral or Security Collateral (each as defined in the Security Agreement), but subject in any case to SECTION 5 of the Security Agreement.

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          (d)     Within 180 days after the Closing Date, the Borrower shall furnish to the Administrative Agent Local Law Perfection Documents with respect to the Equity Interests maintained by the Loan Parties in Solo Cup Denmark ApS, an entity incorporated under the laws of Denmark.

          (e) Within fifteen Business Days after the Closing Date, the Borrower shall furnish to the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent that the equipment subject to the Sale/Leaseback Transaction shall have been repurchased by the Borrower or any Loan Party and that the trust arrangements and any and all Liens related thereto shall have been terminated or released.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly:

          7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement with respect to such property, assets or revenues that names Holdings, the Borrower or any of their Subsidiaries as debtor, or sign, file or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

          (a) Liens pursuant to any of the Loan Documents securing any Obligations;

          (b) Liens and financing statements existing on the date hereof and listed on SCHEDULE 5.08(b) and any renewals, modifications, replacements or extensions thereof, PROVIDED that such Liens do not extend to any additional property and the renewal, refinancing, refunding or extension of the obligations secured or benefited by such Liens is permitted by SECTION 7.02(b)(B);

          (c) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) carrier's, warehousemen's, processor's, landlord's, suppliers', mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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          (e)     pledges or deposits in the ordinary course of business in
     connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) utility deposits and pledges or deposits to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, insurance statutory bonds, surety and customs bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) the Permitted Encumbrances and such other easements (including, without limitation, reciprocal easement agreements and utility easements), rights-of-way, restrictions (including zoning restrictions), covenants, conditions, encroachments, variations, subdivisions, minor defects or irregularities in title and other similar charges or encumbrances (whether recorded or unrecorded) affecting real property which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (h) Liens securing any judgment not constituting an Event of Default under SECTION 8.01(h) or securing appeal or other surety bonds related to such judgments;

          (i) Liens securing Indebtedness permitted under SECTION 7.02(b)(E); PROVIDED that (i) such Liens do not at any time encumber any property other than the property acquired, constructed or improved by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired or the portion thereof being constructed or improved, on the date of acquisition or the completion date of such construction or improvement and (iii) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to assets other than the assets subject to such Capitalized Lease Obligations;

          (j) any Lien on any asset (i) of any Person existing at the time such Person becomes a Subsidiary of Holdings and not created in contemplation of such event, (ii) of any Person existing at the time such Person is merged or consolidated with or into Holdings or any of its Subsidiaries and not created in contemplation of such event or (iii) existing prior to the acquisition thereof by Holdings or any of its Subsidiaries and not created in contemplation of such acquisition;

          (k) Liens on accounts receivable that are the subject of the Permitted Receivables Financings;

          (l) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

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          (n)     leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the ordinary course of the business of the grantor thereof;

          (o) Liens on property of any Foreign Subsidiary securing Indebtedness permitted under SECTION 7.02 outstanding in an aggregate principal amount not to exceed $30,000,000 at any time;

          (p) Liens not otherwise permitted hereunder securing Indebtedness outstanding not to exceed $10,000,000 at any time; and

          (q) licenses of IP Rights in the ordinary course of business not detrimental to the ordinary conduct of the business of the Borrower and/or its Subsidiaries and substantially consistent with past practice and licenses and sublicenses of IP Rights among the Borrower and/or its Subsidiaries.

          7.02 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)     in the case of the Borrower:

                  (A) Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business, consistent with prudent business practice and not for speculative purposes;

                  (B) Indebtedness evidenced by the Senior Subordinated Notes or any Permitted Refinancing Subordinated Indebtedness which refinances the Senior Subordinated Notes or any prior Permitted Refinancing Subordinated Indebtedness; and

                  (C) any Permitted Refinancing Subordinated Indebtedness to the extent subject to SECTION 2.05(b)(iv); and

          (b)     in the case of the Borrower and its Subsidiaries:

                  (A)     Indebtedness arising under any of the Loan Documents;

                  (B) Indebtedness outstanding on the date hereof and listed on SCHEDULE 7.02 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized;

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                  (C)     Guarantees of the Borrower or any Subsidiary, as the
          case may be, in respect of Indebtedness otherwise permitted hereunder of the Borrower or such Subsidiary;

                  (D) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, PROVIDED that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                  (E) Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations, in each case to acquire, construct or improve fixed or capital assets within the limitations set forth in SECTION 7.01(i); PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness, together with any Capital Expenditures otherwise made in respect of this Agreement, shall not exceed the amounts set forth in SECTION 7.10(c);

                  (F) Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged or consolidated into the Borrower or any of its Subsidiaries and not created in contemplation of such event;

                  (G) Indebtedness arising in connection with the Permitted Receivables Financings;

                  (H) unsecured Indebtedness arising by reason of endorsement of negotiable instruments or similar transactions in the ordinary course of business;

                  (I) the Existing Fonda Notes and the Existing Sweetheart Notes; provided that such notes are either (x) covenant defeased on the date hereof and redeemed in full within 40 days after the date hereof and an amount equal to the redemption price with respect to such notes shall have been deposited as of the date hereof, with the trustee or (y) satisfied and discharged on the date hereof;

                  (J) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any time outstanding;

                  (K) Indebtedness owed to the Borrower or a Subsidiary Guarantor, which Indebtedness (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) shall be subject to the terms of the Security Agreement;

                  (L) unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

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                                       97

                  (M) unsecured intercompany Indebtedness of Solo Cup Japan Co., Ltd. owing to Sanyo Pax Operations Co. Ltd., in an amount not to exceed $10,000,000 outstanding at any one time; and

                  (N) Indebtedness owed by a Subsidiary of the Borrower that is not a Subsidiary Guarantor to another Subsidiary of the Borrower that is not a Subsidiary Guarantor.

          7.03    INVESTMENTS. Make or hold any Investments, except:

          (a) Investments held by the Borrower or such Subsidiary in the form of cash and Cash Equivalents;

          (b) (x) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes and (y) advances to officers, directors and employees of the Borrower and Subsidiaries for travel and relocation expenses related to the post-Merger integration of the Company and Old Solo Cup if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (c) loans or advances to employees of the Borrower or any of its Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the Borrower in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding;

          (d) equity Investments of the Borrower in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Borrower or in another Subsidiary Guarantor;

          (e) equity Investments of the Borrower or any Subsidiary which constitute the purchase of minority interests in Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000;

          (f) Investments consisting of extensions of credit arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof;

          (g) Investments received by the Borrower or any Subsidiary in connection with (i) the bankruptcy or reorganization of suppliers or customers of the Borrower or such Subsidiary or (ii) in settlement of delinquent obligations of, or other disputes with, customers and suppliers of the Borrower or such Subsidiary arising in the ordinary course of business;

          (h) deposits of cash with banks or other depository institutions in the ordinary course of business and deposits required by government agencies or utilities;

          (i)     Guarantees permitted by SECTION 7.02;

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          (j)     Investments existing on the date hereof and set forth on
     SCHEDULE 5.08(f) and any modification, replacement, renewal or extension thereof; PROVIDED, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this SECTION 7.03;

          (k)     Investments by the Borrower in Swap Contracts permitted under
     SECTION 7.02(a)(a) and by the Borrower or its Subsidiaries in Swap Contracts permitted under SECTION 7.02(b)(d);

          (l)     Investments consisting of intercompany debt permitted under
     SECTION 7.02(b)(f), SECTION 7.02(b)(g), SECTION 7.02(b)(m) or SECTION 7.02(b)(n);

          (m)     Investments permitted under SECTIONS 7.05, 7.06 and 7.10(c);

          (n) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); PROVIDED that, with respect to each purchase or other acquisition made pursuant to this SECTION 7.03(n):

                  (A) any such newly created or acquired Subsidiary shall comply with the requirements of SECTION 6.12;

                  (B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially similar or complementary lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries;

                  (C) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for (or included as part of) any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for (or included as part of) all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this SECTION 7.03(n), shall not exceed $50,000,000; and

                  (D) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in SECTION 7.10, such compliance to be determined on the basis of the financial information most recently delivered to

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          the Administrative Agent and the Lenders pursuant to SECTION 6.01(a)
          or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;

          (o) other Investments not exceeding $3,000,000 in the aggregate in any fiscal year of the Borrower; PROVIDED that (i) immediately before and immediately after giving pro forma effect to any such Investment, no Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such Investment, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in SECTION 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to
     SECTION 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby; and

          (p) for a period of 90 days after the Closing Date, an Investment of up to $10,000,000 in the Foreign Subsidiaries of the Borrower incorporated in Canada for the sole purpose of refinancing outstanding Indebtedness thereof and providing working capital with respect to such Subsidiaries; PROVIDED, that, after such 90-day period such Investment shall be repaid or redeemed.

          7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a) any Subsidiary may merge with (i) the Borrower, PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, PROVIDED that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;

          (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor;

          (c) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect to the extent any Disposition related thereto is otherwise permitted pursuant to SECTION 7.05;

          (d) the Borrower and its Subsidiaries may consummate the Merger and the Reorganization; and

          (e) in connection with any acquisition permitted under SECTION 7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; PROVIDED that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower; and PROVIDED FURTHER that to the extent any Subsidiary Guarantor merges into or consolidates with any

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     other Person and is not the surviving entity, the surviving entity of such merger shall be either the Borrower or another Subsidiary Guarantor;

PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

          7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor;

          (b)     (i)     Dispositions of obsolete or worn out property, whether
     now owned or hereafter acquired, in the ordinary course of business, and
     (ii) Dispositions of equipment (including, without limitation, any equipment no longer used or useful in the business) by the Borrower or any Subsidiary Guarantor to a Subsidiary that is not a Subsidiary Guarantor in an aggregate amount not to exceed $2,000,000 in any fiscal year;

          (c) Dispositions of inventory (i) in the ordinary course of business or (ii) by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries in arms-length transactions in the ordinary course of business;

          (d) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (e) Dispositions of assets consisting of accounts receivable and related assets in connection with any Permitted Receivables Financings;

          (f) Dispositions of equipment or real property (or any interest therein) or IP Rights (other than licenses of IP Rights) to the extent that
     (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reinvested pursuant to SECTION 2.05(b)(ii) or (iii) the proceeds of such Disposition are used to repay the Loans pursuant to SECTION 2.05(b)(ii);

          (g) Dispositions of property, including Equity Interests, by the Borrower or any Subsidiary to the Borrower or to any Subsidiary; PROVIDED that if the transferor of such property is the Borrower or a Subsidiary Guarantor, the transferee thereof must either be the Borrower or a Subsidiary Guarantor;

          (h) Dispositions involving the liquidation of any Foreign Subsidiary or a foreign branch of any Domestic Subsidiary for the purpose of converting the Borrower's business in such foreign region into licensee operations;

          (i) Dispositions constituting leases, subleases or licenses granted to others in the ordinary course of business not detrimental to the ordinary conduct of the business of the grantor thereof;

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          (j)     Dispositions of a business line or segment, provided that the aggregate assets to be transferred or utilized in a business line or segment to be so Disposed, combined with all other assets transferred and all other assets utilized in all other business lines or segments Disposed of during such fiscal quarter and the immediately preceding 3 fiscal quarters, shall not constitute more than 3% of consolidated total assets at the end of the most recently ended fiscal year;

          (k) the sale or other Disposition of Cash Equivalents otherwise permitted hereunder;

          (l) Dispositions of owned or leased vehicles in the ordinary course of business;

          (m) licenses of IP Rights in the ordinary course of business not detrimental to the ordinary conduct of the business of the Borrower and/or its Subsidiaries and substantially consistent with past practice and licenses and sublicenses of IP Rights among the Borrower and/or its Subsidiaries;

          (n) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this SECTION 7.05; PROVIDED that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (n) in any fiscal year shall not exceed $7,500,000 and (iii) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary in cash;

          (o) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of SECTION 7.05(n) above; and

          (p) an intercompany lease of personal property, plant and machinery between the Borrower, as lessor, and Solo Cup Europe Limited, as lessee, with an approximate fair market value of the assets leased thereunder not to exceed 13,000,000 British pounds.

PROVIDED, HOWEVER, that any Disposition pursuant to SECTION 7.05(b) through
SECTION 7.05(p) shall be for fair market value.

          7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue, sell or Guarantee any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

          (a) each Subsidiary may make Restricted Payments to the Borrower and to another Subsidiary with respect to Equity Interests issued by it (and, in the case of any such Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests), PROVIDED that no Subsidiary Guarantor may make any Restricted Payments to any Subsidiary that is not a Subsidiary Guarantor;

          (b) Holdings, the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

          (c) in the event that, and for each taxable year in which, Holdings is treated as an association taxable as a corporation for Federal, state and local income tax purposes and the Borrower and its Subsidiaries are included in a consolidated or combined tax group with Holdings, the payment of dividends or distributions by the Borrower to Holdings in an amount equal to the share of the consolidated or combined income tax liability allocable to the Borrower and its Subsidiaries (after giving effect to any offsetting deductions) in accordance with applicable Treasury Regulations; PROVIDED that any refunds received by Holdings attributable to the Borrower and its Subsidiaries shall promptly be paid by Holdings to the Borrower;

          (d) Holdings and the Borrower may purchase, redeem or other acquire or retire for value any Equity Interests of Holdings or any Subsidiary of the Borrower held by any director, officer, consultant or employee of the Borrower, Holdings or any Subsidiary, or their estates or the beneficiaries of such estates, in an amount not to exceed $3,000,000 any fiscal year; PROVIDED that the principal amount of any such Equity Interest that is sold, transferred or reissued for value by Holdings or the Borrower to a replacement director, officer, consultant or employee of Borrower, Holdings or any Subsidiary within such fiscal year shall be subtracted from such amount; and PROVIDED FURTHER the Borrower may carry over and so utilize in subsequent fiscal years the portion of such $3,000,000 not utilized in any prior year so long as the aggregate amount so utilized in any fiscal year, including the $3,000,000 otherwise available during such year, does not exceed $10,000,000;

          (e) the Borrower or any of its Subsidiaries may make Restricted Payments to Holdings the proceeds of which shall be used by Holdings (i) to satisfy its payment obligations under the Vestar Management Agreement and the SCC Holding Management Agreement; PROVIDED that the aggregate amount of such Restricted Payments, together with any other direct or indirect payments by the Borrower or any of its Subsidiaries on account of such management agreements shall not exceed $3,300,000 plus expenses in any fiscal year or (ii) to pay Holdings's actual out-of-pocket administrative and operating fees and expenses so long as Holdings has no operations and no Investments other than its ownership of Equity Interests of the Borrower and cash or Cash Equivalents; PROVIDED that the aggregate amount of all such Restricted Payments pursuant to this clause (ii) in any calendar year shall not exceed $1,000,000;

          (f) Holdings may issue and sell its common stock, Preferred Equity and Qualified Preferred Stock to the Co-Investors, the Principal Shareholders and management of Holdings, the Borrower or any Subsidiary and to any permitted transferee thereof under the Stockholders' Agreement;

          (g) Holdings may issue and sell its common stock, Qualified Preferred Stock to any Person other than (i) the Co-Investors, (ii) the Principal Shareholders, (iii) management of Holdings, the Borrower or any Subsidiary and (iv) any permitted transferee of the foregoing under the Stockholders' Agreement, in each case to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of Loans in accordance with SECTION 2.05(b)(iii);

          (h) any Foreign Subsidiary of the Borrower may issue Equity Interests to the extent not prohibited by SECTION 7.16(b);

          (i) the Borrower or any of its Subsidiaries may purchase minority interests in Foreign Subsidiaries to the extent permitted in SECTION 7.03(o) or SECTION 7.03(e);

          (j) for so long as no Default shall have occurred and be continuing, if the Consolidated Leverage Ratio for any fiscal year of the Borrower shall be equal to or less than 3.00:1.00 (both before and after giving effect to the Restricted Payments made pursuant to this SECTION 7.06(j)), the Borrower may make Restricted Payments to Holdings during the 12-month period following the end of such fiscal year, the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount not to exceed 37.5% of the Excess Cash Flow for such fiscal year;

          (k) Holdings or any Subsidiary Guarantor may issue its common stock in connection with the Reorganization consisting of a contribution by Holdings LLC of the shares of Old Solo Cup to Holdings and the subsequent contribution by Holdings of such shares of Old Solo Cup to the Borrower;

          (l) any Loan Party and any Subsidiary of any Loan Party may create, incur, assume or suffer to exist any Equity Obligation or Guarantee thereof in favor of any other Loan Party to the same extent and on the same terms that any such Person would be permitted in incur Indebtedness in favor of such other Loan Party under SECTION 7.02; and Holdings may incur Equity Obligations in connection with the issuance of Qualified Preferred Stock and Preferred Equity to the extent permitted hereunder; and

          (m) Holdings may make an initial public offering of its common stock to the extent the proceeds thereof are applied in accordance with
     SECTION 2.05(b)(iii).

          7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related, incidental or complementary thereto or that is a reasonable extension or expansion thereof.

          7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, other than in respect of:

          (a)     any transactions entered into solely by and among Loan
     Parties;

          (b) loans or advances to officers and employees of the Borrower or any of its Subsidiaries for bona fide business purposes in the ordinary course of business subject to the limitations set forth in SECTION 7.03(c);

          (c) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Borrower or any of its Subsidiaries with officers and employees of the Borrower or any of its Subsidiaries and the payment of compensation to officers and employees of the Borrower or any of its Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

          (d) licenses or sublicenses of IP Rights in the ordinary course of business not detrimental to the ordinary conduct of the business of the Borrower and/or its Subsidiaries and licenses and sublicenses of IP Rights among the Borrower and/or its Subsidiaries;

          (e) payments by the Borrower or any of its Subsidiaries to Vestar Capital Partners and its Affiliates made for any financial advisory services, financing, underwriting or placement services or in respect of other investment banking services, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of the Borrower, it being understood that such payments made by the Borrower and its Subsidiaries shall not exceed $2,000,000 in the aggregate;

          (f) transactions pursuant to the Preferred Equity Stock Purchase Agreement, the Vestar Management Agreement, the SCC Holding Management Agreement, the Stockholders' Agreement, the Stockholders' Registration Rights Agreement and other agreements or arrangements in each case as in effect on the date hereof; and

          (g) any other agreements or arrangements in effect on the Closing Date, or any amendment, modification or supplement thereto, in an aggregate amount not to exceed $250,000 in any calendar year.

          7.09 BURDENSOME AGREEMENTS. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary other than a Non-CFC Foreign Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary other than a Non-CFC Foreign Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; PROVIDED, HOWEVER, that CLAUSE (a)(iii) shall not prohibit (1) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 7.02(b)(E) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (2) any negative pledge incurred or provided in connection with any Lien permitted by SECTION 7.01 or any document or instrument governing any Lien permitted by SECTION 7.01, PROVIDED that any such restriction contained therein relates only to the asset or assets subject to such Lien permitted by SECTION 7.01, and (3) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under SECTION 7.05 pending the consummation of such sale; and PROVIDED FURTHER that CLAUSES (a)(i), (ii) and (iii) above shall not apply to any Contractual Obligation of any Foreign Subsidiary as long as such Contractual Obligation by its terms may be terminated by such Foreign Subsidiary at its option (whether or not such termination requires payment of additional consideration).

          7.10    FINANCIAL COVENANTS.

          (a) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter as set forth below to be less than the ratio set forth below for such fiscal quarter:

          FISCAL YEAR     MARCH 31      JUNE 30     SEPTEMBER 30    DECEMBER 31
          ----------------------------------------------------------------------
              2004           --       2.50 : 1.00    2.50 : 1.00    2.50 : 1.00
              2005      2.50 : 1.00   2.50 : 1.00    2.75 : 1.00    2.75 : 1.00
              2006      2.75 : 1.00   3.00 : 1.00    3.00 : 1.00    3.00 : 1.00
              2007      3.25 : 1.00   3.25 : 1.00    3.50 : 1.00    3.50 : 1.00
              2008      3.50 : 1.00   3.50 : 1.00    3.50 : 1.00    3.50 : 1.00
              2009      3.50 : 1.00   3.50 : 1.00    3.50 : 1.00    3.50 : 1.00
              2010      3.50 : 1.00   3.50 : 1.00    3.50 : 1.00    3.50 : 1.00
              2011      3.50 : 1.00       --             --             --

          (b) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio, on the last day of any quarter ending during any fiscal year set forth below, or on any day during the immediately following fiscal quarter (other than the last day thereof) to be greater than the ratio set forth below for such fiscal quarter:

          FISCAL YEAR     MARCH 31      JUNE 30     SEPTEMBER 30    DECEMBER 31
          ----------------------------------------------------------------------
              2004           --       5.75 : 1.00    5.75 : 1.00     5.75 : 1.00
              2005      5.50 : 1.00   5.50 : 1.00    5.00 : 1.00     5.00 : 1.00
              2006      4.75 : 1.00   4.75 : 1.00    4.25 : 1.00     4.25 : 1.00
              2007      3.75 : 1.00   3.75 : 1.00    3.50 : 1.00     3.50 : 1.00
              2008      3.50 : 1.00   3.50 : 1.00    3.50 : 1.00     3.50 : 1.00
              2009      3.50 : 1.00   3.50 : 1.00    3.50 : 1.00     3.50 : 1.00

                                       106

              2010      3.50 : 1.00   3.50 : 1.00    3.50 : 1.00     3.50 : 1.00
              2011      3.50 : 1.00       --             --              --

          (c) CAPITAL EXPENDITURES. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures not exceeding, in the aggregate for the Borrower and it Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

                         Fiscal Year              Amount
                    ----------------------------------------
                             2004          $   65,000,000
                             2005          $   65,000,000
                             2006          $   65,000,000
                             2007          $   65,000,000
                             2008          $   65,000,000
                             2009          $   65,000,000
                             2010          $   65,000,000
                             2011          $   65,000,000

PROVIDED HOWEVER, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above for any fiscal year, if not expended in such fiscal year (such amount, the "CAPITAL EXPENDITURE CARRYOVER AMOUNT"), may be carried over for expenditure in the next following (but not any subsequent) fiscal year (and for purposes of this SECTION 7.10(c), any Capital Expenditures during any fiscal year shall be applied first to reduce the amount permitted during such year as set forth opposite such year above and then to the Capital Expenditure Carryover Amount) and, PROVIDED, FURTHER, that the Borrower or any of its Subsidiaries may make any Capital Expenditures in excess of the above levels to the extent they constitute non-recurring cash capital expenditures incurred with respect to the post-Merger integration of the Company and Old Solo Cup in an aggregate amount not to exceed $25,000,000.

          7.11 AMENDMENTS OF ORGANIZATION DOCUMENTS. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent and the Lenders.

          7.12 ACCOUNTING CHANGES. Make any change in fiscal year, except that (i) any Subsidiary may change its fiscal year, and (ii) the Borrower may change its fiscal year once following the Closing Date to a "4, 4, 5" accounting convention (to make consistent the accounting periods of the Company and Old Solo Cup).

          7.13 PREPAYMENTS, ETC., OF INDEBTEDNESS. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Senior Subordinated Notes or any Permitted Refinancing Subordinated Indebtedness, except the refinancing thereof with the proceeds of any Permitted Refinancing Subordinated Indebtedness.

          7.14 AMENDMENT, ETC., OF PREFERRED EQUITY DOCUMENTS, SENIOR SUBORDINATED NOTES DOCUMENTS AND DOCUMENTS RELATED TO QUALIFIED PREFERRED STOCK AND PERMITTED REFINANCING SUBORDINATED INDEBTEDNESS. (a) Cancel or terminate any Preferred Equity

Document or any document related to any Qualified Preferred Stock or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Preferred Equity Document or any document related to any Qualified Preferred Stock or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Preferred Equity Document or any document related to any Qualified Preferred Stock, agree in any manner to any other amendment, modification or change of any term or condition of any Preferred Equity Document or any document related to any Qualified Preferred Stock or take any other action in connection with any Preferred Equity Document or any document related to any Qualified Preferred Stock that would, in each case under this SECTION 7.14(b), impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair in any material respect the rights or interests of the Administrative Agent or any Lender.

          (b) Amend, modify or change in any manner any term or condition of any Senior Subordinated Notes Documents or any document related to any Permitted Refinancing Subordinated Indebtedness, unless after taking into effect such amendment, modification or change (i) such Indebtedness shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the date occurring one year after the then latest Maturity Date, (ii) the weighted average interest rate for such Indebtedness shall not exceed 10% per annum and (iii) the terms governing any such Indebtedness shall not contain any provision (including, without limitation, covenants, mandatory redemptions or offers to purchase or prepay, defaults, remedies and subordination provisions) which, in the reasonable judgment of the Administrative Agent or in the absence of a determination by the Administrative Agent, the Required Lenders, is more restrictive or less favorable, as applicable, in any material respect, than the provisions in the Senior Subordinated Note Documents as of the Closing Date.

          7.15 PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture.

          7.16 EQUITY INTERESTS OF THE BORROWER. (a) Permit Holdings to own directly or indirectly less than 100% of the Equity Interests of the Borrower; or

          (b) Permit the Borrower or any of its Subsidiaries to own directly or indirectly less than 100% of the Equity Interests of any Subsidiaries; EXCEPT that (i) up to 20% of the Equity Interests in any Foreign Subsidiary may be owned by a Person other than the Borrower or any of its Subsidiaries, and (ii) up to 49% of the Equity Interests in a Foreign Subsidiary may be owned by a Person other than the Borrower or any of its Subsidiaries, PROVIDED that the aggregate amount of all Investments by the Borrower and its Subsidiaries in Foreign Subsidiaries described in CLAUSE (ii) shall not exceed $12,500,000 in the aggregate, outstanding at any one time.

          7.17 HOLDING COMPANY. (a) In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower, the performance of the Loan Documents and any transactions that Holdings is permitted to enter into or consummate under this ARTICLE VII.

          (b) Permit S Credit Corporation, an Illinois corporation, to conduct, transact or otherwise engage in any business or operations or incur any Indebtedness or other Obligations or hold or acquire any properties or assets.

          7.18 DESIGNATED SENIOR DEBT. Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of the Borrower or any of its Subsidiaries as "DESIGNATED SENIOR DEBT" (or any similar term) under, and as defined in, the Senior Subordinated Notes Indenture or in any agreement evidencing any Permitted Refinancing Subordinated Indebtedness.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

          8.01 EVENTS OF DEFAULT. The occurrence or continuance of any of the following shall constitute an Event of Default:

          (a)     NON-PAYMENT. The Borrower or any other Loan Party fails to pay
     (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

          (b) SPECIFIC COVENANTS. (1) The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.03, 6.05, 6.10, 6.11, 6.12, 6.18, or ARTICLE VII; or (2) the Borrower fails to perform or observe any term, covenant or agreement contained in any of
     SECTION 6.01 or 6.02 for five Business Days after the earlier of a Responsible Officer of the Borrower becoming aware of such default or notice from the Administrative Agent or the Required Lenders; or

          (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in SECTION 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of a Responsible Officer of the Borrower becoming aware of such default or notice from the Administrative Agent or the Required Lenders; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any certificate or document delivered in connection herewith or therewith shall prove to have been inaccurate in any material respect when made or deemed made; or

          (e) CROSS-DEFAULT. (i) Any Loan Party or any Significant Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in each case after any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee, or any other event occurs, the effect of which failure to observe or perform or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from
     (A) any event of default under such Swap Contract as to which a Loan Party or any Significant Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Significant Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Significant Subsidiary as a result thereof is greater than the Threshold Amount; or

          (f) INSOLVENCY PROCEEDINGS, ETC. Any of Borrower, any Significant Subsidiary or any Loan Parties that taken together would constitute a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Any of the Borrower, any Significant Subsidiary or any Loan Parties that taken together would constitute a Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

          (h) JUDGMENTS. There is entered against any Loan Party or any Significant Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance which has been notified of such potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV or Section 515 of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect; or

          (j) INVALIDITY OF LOAN DOCUMENTS. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (k)     CHANGE OF CONTROL. There occurs any Change of Control; or

          (l) COLLATERAL DOCUMENT. Any Collateral Document after delivery thereof pursuant to SECTION 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby (subject to only such exceptions as expressly permitted by the terms thereof); or

          (m) SENIOR SUBORDINATED NOTES INDENTURE. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be "DESIGNATED SENIOR DEBT" or "SENIOR DEBT" (or any similar term) under, and as defined in, the Senior Subordinated Notes Indenture or in any agreement evidencing any Permitted Refinancing Subordinated Indebtedness or (ii) the subordination provisions set forth in the Senior Subordinated Notes Indenture or in any agreement evidencing any Permitted Refinancing Subordinated Indebtedness shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of the Senior Subordinated Notes or any Permitted Refinancing Subordinated Indebtedness .

          8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

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          (b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower, any Significant Subsidiary or any Loan Parties that taken together would constitute a Significant Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Anything in this
SECTION 8.02 to the contrary notwithstanding, the Administrative Agent shall, at the request of all the Lenders, rescind and annul any acceleration of the Loans and the termination of the Commitments by written instrument filed with the Borrower. Upon any such rescission and annulment, the Administrative Agent shall promptly return to the Borrower any cash collateral deliveries pursuant to this
SECTION 8.02.

          8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Agents in their capacities as such (including Attorney Costs and amounts payable under ARTICLE III) ratably among them in proportion to the amounts described in this clause FIRST payable to them;

          SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

          THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the

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     Lenders in proportion to the respective amounts described in this clause
     THIRD payable to them;

          FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

          FIFTH, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

          SIXTH, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

          LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to SECTION 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

          9.01    APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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          (b)     Each of the L/C Issuers shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each of the L/C Issuers shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE IX and in the definition of "Agent-Related Person" included the L/C Issuers with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuers.

          (c) The Administrative Agent shall also act as the "COLLATERAL AGENT" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuers (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to SECTION
9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this ARTICLE IX (including, without limitation, SECTION 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          9.03 LIABILITY OF AGENT-RELATED PERSON. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document

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to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

          9.04    RELIANCE BY AGENTS.

          (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (b) For purposes of determining compliance with the conditions specified in SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with ARTICLE VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

          9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and

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that no act by any Agent-Related Person hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          9.07 INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section; PROVIDED, FURTHER, that to the extent an L/C Issuer is entitled to indemnification under this SECTION 9.07 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify the L/C Issuer in accordance with this SECTION 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this SECTION 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive

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termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.

          9.08 ADMINISTRATIVE AGENT IN THEIR INDIVIDUAL CAPACITIES. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

          9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean (or, in the case of "L/C Issuer," include) such successor agent, Letter of Credit issuer and swing line lender, the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE IX and SECTIONS 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor and upon the

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execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this ARTICLE IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses and disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under SECTIONS 2.03(i) and
     (j), 2.09 and 11.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses and disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under SECTIONS 2.09 and 11.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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          9.11    COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably
authorize the Administrative Agent,

          (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (unless such Letter of Credit has been Cash Collateralized to the satisfaction of the Administrative Agent and such L/C Issuer in their sole discretion), (ii) that is sold or to be sold as part of or in connection with any merger, sale or other Disposition permitted hereunder or under any other Loan Document (unless the transferee would be required to grant a Lien thereon under the Loan Documents), or (iii) subject to SECTION 11.01, if approved, authorized or ratified in writing by the Required Lenders; and

          (b) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this SECTION 9.11. In each case as specified in this SECTION 9.11, the Administrative Agent will, at the Borrower's expense, authorize the Loan Party to prepare and file any appropriate lien termination statements and authorize and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this SECTION 9.11.

          9.12 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "bookrunning manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          9.13 SUPPLEMENTAL COLLATERAL AGENT. Anything contained herein or in the Collateral Documents to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it necessary, appoint one or more trustees, co-trustees, collateral co-agents or collateral subagents (each a "SUPPLEMENTAL COLLATERAL AGENT") with respect to all or any part of the Real Property Collateral. In the event that the

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Administrative Agent so appoints any Supplemental Collateral Agent with respect to any Real Property Collateral, (i) such Supplemental Collateral Agent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent under the Collateral Documents with respect to such Real Property Collateral;
(ii) such Supplemental Collateral Agent shall be deemed to be an "Agent" for purposes of this Agreement and the other Loan Documents, and the provisions of
SECTION 24 of the Security Agreement, this Article and SECTION 11.05 hereof that refer to the Agents (or either of them) shall inure to the benefit of such Supplemental Collateral Agent, and all references therein and in the other Loan Documents to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require; and (iii) the term "Administrative Agent," when used herein or in any applicable Collateral Document in relation to the Liens on or security interests in such Real Property Collateral granted in favor of the Administrative Agent, and any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Real Property Collateral, shall be deemed to include such Supplemental Collateral Agent; PROVIDED, HOWEVER, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any such Real Property Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from any of the Borrowers or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent to more fully or certainly vest in and confirming to such Supplemental Collateral Agent such rights, powers, privileges and duties, such Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

                                    ARTICLE X
                                 PARENT GUARANTY

          10.01   GUARANTY.

          (a) Holdings hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Parent Guaranty or any other Loan Document. Without limiting the generality of the foregoing, Holdings's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are

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unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Holdings hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Parent Guaranty or the Subsidiary Guaranty or any other guaranty, Holdings will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          10.02 GUARANTY ABSOLUTE. Holdings guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of Holdings under or in respect of this Parent Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Holdings to enforce this Parent Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of Holdings under this Parent Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document (other than this Parent Guaranty) or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise (except to the extent otherwise specifically amended in any amendment to this Parent Guaranty);

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations,

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     performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (Holdings waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          10.03   WAIVERS AND ACKNOWLEDGMENTS.

          (a) Holdings hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Parent Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Holdings hereby unconditionally and irrevocably waives any right to revoke this Parent Guaranty and acknowledges that this Parent Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Holdings hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Holdings or other rights of Holdings to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of Holdings hereunder.

          (d) Holdings acknowledges that the Administrative Agent may, without notice to or demand upon Holdings and without affecting the liability of Holdings under this Parent Guaranty, foreclose under any mortgage by nonjudicial sale in accordance with the terms of the Loan Documents and applicable Law, and Holdings hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against Holdings of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

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          (e)     Holdings hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to Holdings any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f) Holdings acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in SECTION 10.02 hereof and this
SECTION 10.03 are knowingly made in contemplation of such benefits.

          10.04 SUBROGATION. Holdings hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of Holdings' Obligations under or in respect of this Parent Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to Holdings in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, (b) the Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of Holdings and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Parent Guaranty thereafter arising. If (i) Holdings shall make payment to any Secured Party of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash, (iii) the Maturity Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated (unless such Letter of Credit has been Cash Collateralized to the satisfaction of the Administrative Agent and such L/C Issuer in their sole discretion), the Secured Parties will, at Holdings's request and expense, execute and deliver to Holdings appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Holdings of an interest in the Guaranteed Obligations resulting from such payment made by Holdings pursuant to this Parent Guaranty.

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          10.05   CONTINUING GUARANTY; ASSIGNMENTS. This Parent Guaranty is a
continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, (ii) the Maturity Date and
(iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements (unless such Letter of Credit has been Cash Collateralized to the satisfaction of the Administrative Agent and such L/C Issuer in their sole discretion), (b) be binding upon Holdings, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in SECTION
11.07. Holdings shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                   ARTICLE XI
                                  MISCELLANEOUS

          11.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in SECTION 4.01(a), or, in the case of the initial Credit Extension, SECTION 4.02, without the written consent of each Lender;

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

          (c) postpone any date scheduled for any payment of principal or interest under SECTIONS 2.07 or 2.08, or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (excluding any mandatory prepayments) without the written consent of each Lender directly affected thereby;

          (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this SECTION 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of

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                                       124

     Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

          (e) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of SECTION 2.05(b), 2.06(b) or 2.06(c), respectively, in any manner that materially and adversely affects the Lenders under such Facilities without the written consent of each such Lender directly affected thereby;

          (f) change any provision of this SECTION 11.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

          (g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

          (h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

          (i) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class consisting of the Revolving Credit Commitment and (ii) the class consisting of the Term Commitment. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans shall be deemed to be held by such Lender;

and PROVIDED FURTHER that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv)
SECTION 11.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the

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Commitment of such Lender may not be increased or extended without the consent of such Lender.

          11.02   NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

          (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to SECTION 11.02(b)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if the Borrower, Holdings, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
     SCHEDULE 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, any L/C Issuer and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in SECTION 11.02(b), shall be effective as provided in SECTION 11.02(b).

          (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by such Person, PROVIDED that approval of such procedures may be limited to particular notices or communications.

          (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be

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confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (d) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to the Administrative Agent in respect of credit services may be recorded and each of the parties hereto hereby consents to such recording (it being understood that telephonic voicemail shall in any case be permitted).

          11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse each Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse each Agent and each Lender for all reasonable out-of-pocket costs and expenses (without duplication of amounts required to be paid or reimbursed pursuant to SECTION 3.01) incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by any Agent or any Lender. All amounts due under this SECTION 11.04 shall be payable within twenty days after written demand therefor. The agreements in this SECTION
11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion; PROVIDED that prior to any payment of any such amount by any Agent or Lender on behalf of any Loan Party, such Agent or Lender shall give notice to such Loan Party.

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          11.05   INDEMNIFICATION BY THE BORROWER. Whether or not the
Transactions are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, agents and attorneys-in-fact (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, reasonable expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, (x) whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and (y) without duplication of any amounts required to be indemnified under SECTION 3.01; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent such damages arise from the gross negligence or willful misconduct of such Indemnitee, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities related hereto or thereto (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this SECTION 11.05 shall be payable within twenty days after written demand therefor. The agreements in this SECTION 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          11.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any

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part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          11.07   SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SECTION 11.07(b), (ii) by way of participation in accordance with the provisions of SECTION 11.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 11.07(f) or (iv) to an SPC in accordance with the provisions of SECTION 11.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this SECTION 11.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any assignment in respect of each of the Revolving Credit Facility and the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all

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or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 which fee shall not be reimbursed by the Borrower except as otherwise provided in Section 3.08. Subject to acceptance and recording thereof by the Administrative Agent pursuant to SECTION 11.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; PROVIDED that the Eligible Assignee shall not be entitled to receive any greater payment under SECTIONS 3.01, 3.04, 3.05, 11.04 and 11.05 than the assigning Lender would have been entitled to receive with respect to the interest assigned to such Eligible Assignee under the Law in effect as of the effective date of such assignment. Upon request by the Lender, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
SECTION 11.07(d).

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may inspect and receive from the Administrative Agent a copy of the Register.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain

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solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification which would (i) extend or increase the Commitment of such Lender to the extent such Participant is affected thereby without the written consent of such Participant, (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of such Participant to the extent such Participant is directly affected thereby,
(iii) release all or substantially all of the Collateral in any transaction or series of related transactions or (iv) release all or substantially all of the value of the Guaranty. Subject to SECTION 11.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and
3.05 to the same extent as the Lender from whom the participation was acquired and as if such Participant were a Lender and had acquired its interest by assignment pursuant to SECTION 11.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 3.01 and SECTION 11.15 as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a Farm Credit Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) As used herein, the following terms have the following meanings:

          "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, any L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

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                                       131

          "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under SECTION 2.12(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under SECTION 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with prior written notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement, in each case that requires access to information about such SPC's portfolio, to such SPC.

          (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to
SECTION 11.07(b), Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the

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                                       132

case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.04(c).

          11.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective directors, officers, employees, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, subject, if permitted by applicable Laws, to providing notice to the Borrower and the opportunity to seek a protective order, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or, (f) subject to an agreement containing provisions substantially the same as those of this SECTION 11.08, to
(i) any Eligible Assignee of or, Participant in, or any prospective Eligible Assignee of or, Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any swap or other credit derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this SECTION 11.08 or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower and such information from such source is not, to the knowledge of the Administrative Agent or such Lender, subject to an obligation of confidentiality). For purposes of this SECTION 11.08, "INFORMATION" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; PROVIDED that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential; PROVIDED, FURTHER, that any financial information (including projections) not otherwise publicly disclosed in a Report on Form 10-K, 10-Q or 8-K shall be deemed confidential. Any Person required to maintain the confidentiality of Information as provided in this SECTION 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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                                       133

          11.09 SETOFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender or such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.

          11.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          11.11 COUNTERPARTS. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; PROVIDED that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

          11.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights

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or remedies in favor of the Administrative Agent or the Lenders in any other
Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized to the satisfaction of the Administrative Agent and such L/C Issuer).

          11.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.15   TAX FORMS.

          (a) (i) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent, prior to receipt of the first payment to be made under this Agreement or any other Loan Document (or upon accepting an assignment of an interest herein), two duly signed completed copies of IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to or for the account of such Foreign Lender by the Borrower pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to or for the account of such Foreign Lender by the Borrower pursuant to this Agreement or any other Loan Document) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(a) of the Code, (ii) a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(b) of the Code, or (iii) a "controlled foreign corporation" related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) prior to the expiration of any previously delivered form, within 30 days of any change in circumstances that makes the information on any previously delivered form incorrect or promptly upon written request of the Borrower, submit to

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the Borrower and the Administrative Agent such new or additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to or for the account of such Foreign Lender by the Borrower pursuant to this Agreement or any other Loan Document, (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to or for the account of such Foreign Lender.

          (ii) Each Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the reasonable determination of the Borrower and the Administrative Agent, (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth in
SECTION 11.15(a)(i), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the applicable Treasury Regulations, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii) Notwithstanding anything to the contrary in SECTION 3.01, the Borrower shall not be required to pay any additional amount to or indemnify any Foreign Lender under SECTION 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption that such Lender transmits with an IRS Form W-8IMY pursuant to
SECTION 11.15(a)(ii) or (B) with respect to any Taxes that would not have been imposed but for the failure of such Lender to satisfy the foregoing provisions of this SECTION 11.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this SECTION 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 11.15(a) shall relieve the Borrower of its obligation to pay any amounts required to be paid pursuant to SECTION 3.01 in the event that, as a result of any change, after the date of this Agreement or other applicable Loan Document (as the case may be), in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer legally entitled to deliver forms, certificates or other evidence at a subsequent date establishing that the Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

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                                       136

          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under SECTION 3.01.

          (b) Prior to receiving the first payment to be made under this Agreement or any other Loan Document, each Lender that (x) is not a Foreign Lender and (y) is not a corporation shall deliver to the Borrower and the Administrative Agent two duly signed completed copies of IRS Form W-9. If any such Lender does not timely deliver such forms, then, to the extent required by applicable Law, the Borrower or the Administrative Agent may withhold from any "reportable payment" (as defined in Section 3406(b) of the Code) to such Lender the applicable backup withholding tax imposed by the Code, without reduction, and the Borrower shall not be required to pay any additional amount to, or indemnify, such Lender under SECTION 3.01.

          (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this SECTION 11.15, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this SECTION 11.15 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

          11.16   GOVERNING LAW.

          (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

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          11.17   WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT
OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.18 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          11.19 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party as required by the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   SOLO CUP COMPANY

                                   By /s/ Susan H. Marks
                                      -------------------------------------
                                      Name:      Susan H. Marks
                                      Title:     Chief Financial Officer


                                   SOLO CUP INVESTMENT CORPORATION

                                   By /s/ Susan H. Marks
                                      -------------------------------------
                                      Name:      Susan H. Marks
                                      Title:     Chief Financial Officer

                                   BANK OF AMERICA, N.A., as
                                   Administrative Agent

                                   By /s/ Bradford Jones
                                      -------------------------------------
                                      Name:      Bradford Jones
                                      Title:     Managing Director

                                   BANK OF AMERICA, N.A., as a Lender, an L/C
                                   Issuer and Swing Line Lender

                                   By /s/ Bradford Jones
                                      -------------------------------------
                                      Name:      Bradford Jones
                                      Title:     Managing Director

                                   CITICORP NORTH AMERICA, INC., as a Lender

                                   By /s/ John Mcauley
                                      -------------------------------------
                                      Name:      John McAuley
                                      Title:     Vice President

                                   CITICORP NORTH AMERICA, INC., as
                                   Syndication Agent

                                   By /s/ John Mcauley
                                      -------------------------------------
                                      Name:      John McAuley
                                      Title:     Vice President

                                   HARRIS TRUST AND SAVINGS BANK, as
                                   Documentation Agent and L/C Issuer

                                   By /s/ Andrew K. Petersen
                                      -------------------------------------
                                      Name:      Andrew K. Petersen
                                      Title:     Managing Director

                                   HARRIS TRUST AND SAVINGS BANK, as a
                                   Lender

                                   By /s/ Andrew K. Petersen
                                      -------------------------------------
                                      Name:      Andrew K. Petersen
                                      Title:     Managing Director

                                   BANK OF MONTREAL

                                   By /s/ Andrew K. Petersen
                                      -------------------------------------
                                      Name:      Andrew K. Petersen
                                      Title:     Managing Director

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION

                                   By /s/ W. Jerome Mcdermott
                                      ---------------------------------------
                                      Name:      W. Jerome McDermott
                                      Title:     Duly Authorized Signatory

                                   LASALLE BANK NATIONAL
                                   ASSOCIATION

                                   By /s/ Mark Mital
                                      -------------------------------------
                                      Name:      Mark Mital
                                      Title:     First Vice President

                                   COOPERATIEVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK B.A., "RABOBANK
                                   INTERNATIONAL" NEW YORK BRANCH

                                   By /s/ Michael Laurie
                                      -------------------------------------
                                      Name:      Michael Laurie
                                      Title:     Executive Director


                                   By /s/ Brett Delfino
                                      -------------------------------------
                                      Name:      Brett Delfino
                                      Title:     Executive Director

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                   CHICAGO BRANCH

                                   By /s/ Shinichibo Munechika
                                      -------------------------------------
                                      Name:      Shinichibo Munechika
                                      Title:     Deputy General Manager

                                   MIZUHO CORPORATE BANK, LTD.

                                   By /s/ Kentaro Akashi
                                      -------------------------------------
                                      Name:      Kentaro Akashi
                                      Title:     Senior Vice President

                                   NATIONAL CITY BANK

                                   By /s/ Tom Gurbach
                                      -------------------------------------
                                      Name:      Tom Gurbach
                                      Title:     Vice President

                                   AMERICAN AGCREDIT, PCA

                                   By /s/ Vem Zander
                                      -------------------------------------
                                      Name:      Vem Zander
                                      Title:     Vice President

                                   THE NORTHERN TRUST CO.

                                   By /s/ William R. Kopp
                                      -------------------------------------
                                      Name:      William R. Kopp
                                      Title:     Vice President

                                   FIRSTTRUST BANK

                                   By /s/ Kent Nelson
                                      -------------------------------------
                                      Name:      Kent Nelson
                                      Title:     Senior Vice President

                                   KZH CRESCENT-2 LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH CRESCENT-3 LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH CYPRESSTREE-1 LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH ING-2 LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH PONDVIEW LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH SOLEIL LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH SOLEIL-2 LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH RIVERSIDE LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   KZH STERLING LLC

                                   By /s/ Dorian Herrera
                                      -------------------------------------
                                      Name:      Dorian Herrera
                                      Title:     Authorized Agent

                                   ERSTE BANK

                                   By /s/ Paul Judicke
                                      -------------------------------------
                                      Name:      Paul Judicke
                                      Title:     Director
                                                 Erste Bank New York Branch


                                   By /s/ Bryan J. Lynch
                                      -------------------------------------
                                      Name:      Bryan J. Lynch
                                      Title:     First Vice President

                                                   SCHEDULES TO CREDIT AGREEMENT

                                  SCHEDULE 1.01
                               CONSOLIDATED EBITDA

                                      Quarter Ended                                     Month Ended
                          --------------------------------------   --------------------------------------------------------
                          September 30, 2003   December 31, 2003   January 31, 2004   February 29, 2004     March 31, 2004
                          --------------------------------------   --------------------------------------------------------
PRO FORMA:

  EBITDA                    $  52,823,899        $  36,142,637
  Less: Management Fee           (825,000)            (825,000)          (275,000)           (275,000)          (275,000)
  Add: Synergies                3,850,000            3,850,000          1,283,333           1,283,333          1,283,333
                          -------------------------------------------------------------------------------------------------
    Adjustment to
    Consolidated EBITDA     $  55,848,899        $  39,167,637       $  1,008,333        $  1,008,333        $ 1,008,333

                                                   SCHEDULES TO CREDIT AGREEMENT

                                 SCHEDULE 11.02
                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Solo Cup Company
1700 Old Deerfield Road
Highland Park, Illinois 60035
Attention: Ronald L. Whaley
Telephone: (847) 579-3211
Facsimile: (847) 831-5849
Electronic Mail: ronald.whaley@solocup.com
Website Address:  www.solocup.com

HOLDINGS:

Solo Cup Investment Corporation
1700 Old Deerfield Road
Highland Park, Illinois 60035
Attention: Ronald L. Whaley
Telephone: (847) 579-3211
Facsimile: (847) 831-5849
Electronic Mail: ronald.whaley@solocup.com
Website Address:  www.solocup.com

ADMINISTRATIVE AGENT:

ADMINISTRATIVE AGENT'S OFFICE
(FOR PAYMENTS AND REQUESTS FOR CREDIT EXTENSIONS):
Bank of America, N.A.
One Independence Center
101 North Tryon Street
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Carlette Mings
Telephone: 704-387-2470
Facsimile: 704-409-0009
Electronic Mail: carlette.mings@bankofamerica.com
Account No.: 8666207134
ABA# 111000012

OTHER NOTICES AS ADMINISTRATIVE AGENT:
Bank of America, N.A., as Agent
1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103
Attention: Robert J. Rittelmeyer, Vice President
Telephone: 415-436-2616
Facsimile: 415-503-5099
Electronic Mail: robert.j.rittelmeyer@bankofamerica.com

L/C ISSUERS:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention: Sandra Leon, Vice President
Telephone: 213-345-5231
Facsimile: 213-345-6694
Electronic Mail: sandra.leon@bankofamerica.com

Harris Trust and Savings Bank
Global Trade Services
234 Simcoe Street, 3rd Floor
Toronto Ontario, M5T 1T4
Attention: Ani Deveci, Client Services Representative
Telephone: 416-598-6124
Facsimile: 416-598-6071
Electronic Mail: ani.deveci@bmo.com

SWING LINE LENDER:

Bank of America, N.A.
One Independence Center
101 North Tryon Street
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Carlette Mings
Telephone: 704-387-2470
Facsimile: 704-409-0009
Electronic Mail: carlette.mings@bankofamerica.com
Account No.: 8666207134
ABA# 111000012